                                                                Exhibit 10(k)
                                 OFFICE LEASE


                                   BETWEEN

                 NINTH STREET - SUPERIOR LIMITED PARTNERSHIP

                                   LANDLORD

                                     AND

                     McDONALD & COMPANY SECURITIES, INC.

                                    TENANT





                          McDonald Investment Center
                          800 Superior Avenue, N.E.
                            Cleveland, Ohio 44114




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                             TABLE OF CONTENTS
                                                                      Page
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ARTICLE I        INTRODUCTORY PROVISIONS  ............................ 1

      1.1  Basic Lease Provisions..................................... 1
      1.2  Exhibits and Riders ....................................... 2
      1.3  General Definitions ....................................... 2

ARTICLE II       DEMISE AND ADJUSTMENTS TO PREMISES................... 4

      2.1  Demise .................................................... 4
      2.2  Additions of Space to Premises  ........................... 4
      2.3  Termination of Lease as to the 15th Floor Space ........... 5

ARTICLE III      TERM ................................................ 6

      3.1  Term....................................................... 6
      3.2  Commencement Date  ........................................ 6
      3.3  Lease Year ................................................ 6
      3.4  Renewal Options ........................................... 6

ARTICLE IV       RENT  ............................................... 9

      4.1  Rent Payable............................................... 9
      4.2  Base Rent.................................................. 9
      4.3  Payment of Rent ...........................................10
      4.4  Rent Abatement During Buildout.............................10

ARTICLE V        OPERATING EXPENSES AND REAL ESTATE TAXES ........... 11

      5.1  "Operating Expenses" Defined  .............................11
      5.2  Exclusions from Operating Expenses  .......................12
      5.3  Tenant's Allocable Share of Operating Expenses  ...........13
      5.4  "Real Estate Tax Expense" Defined .........................13
      5.5  Exclusions from Real Estate Tax Expense  ..................14
      5.6  Tenant's Allocable Share of Real Estate Tax Expense  ......14
      5.7  Annual Computation ........................................16
      5.8  Payment of Tenant's Allocable Share of Operating
           Expenses and Real Estate Tax Expense ......................18

ARTICLE VI       USE OF PREMISES  ....................................19

      6.1  Permitted Use .............................................19
      6.2  Applicable Legal Requirements .............................20
      6.3  Landlord's Rules and Regulations ..........................20
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    6.4    Continuing Occupancy ...................................  20
    6.5    Alterations.............................................  20
    6.6    Floor Load  ............................................  21
    6.7    Office Equipment  ......................................  22
    6.8    Moving Heavy Equipment .................................  22
    6.9    Name of Building, Signs and Directory...................  22
    6.10   Common Areas ...........................................  24
    6.11   Hazardous Materials ....................................  24

ARTICLE VII      INITIAL CONSTRUCTION..............................  25

    7.1    Responsibilities of Landlord and Tenant  ...............  25
    7.2    Landlord's Work ........................................  25
    7.3    Tenant's Work...........................................  26
    7.4    Allowance for Tenant Improvements ......................  29
    7.5    Approvals Not to Be Unreasonably Withheld,
           Conditioned or Delayed..................................  31

ARTICLE VIII     REPAIRS...........................................  31

    8.1    Landlord's Repairs......................................  31
    8.2    Tenant's Repairs .......................................  31
    8.3    Performance of Repairs..................................  31

ARTICLE IX       BUILDING SERVICES ................................  32

    9.1    Services Provided by Landlord ..........................  32
    9.2    Utilities and After-Hours HVAC .........................  32
    9.3    Additional Tenant Services  ............................  33
    9.4    Suspension of Services .................................  34
    9.5    Security Services  .....................................  34
    9.6    Utility Services for the Premises;
           Termination of Service..................................  34
    9.7    Parking ................................................  35
    9.8    Access to the Premises..................................  35
    9.9    Storage Space ..........................................  35
    9.10   Fitness Center..........................................  36
    9.11   Loss of Essential Building Services.....................  36

ARTICLE X        INSURANCE.........................................  36

    10.1   Tenant's Insurance......................................  36
    10.2   Landlord's Insurance ...................................  37
    10.3   Mutual Waiver of Subrogation ...........................  38
    10.4   Tenant's Waiver Against Other Tenants ..................  38




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ARTICLE XI      MUTUAL INDEMNIFICATION ...............................  39

    11.1   Indemnification By Tenant..................................  39
    11.2   Indemnification By Landlord ...............................  39

ARTICLE XII      LIMITATION OF LIABILITY OF LANDLORD .................  40

ARTICLE XIII     DAMAGE AND DESTRUCTION ..............................  40

    13.1   Damage Repairable Within ..................................  40
    13.2   Other Damages..............................................  41
    13.3   Timing of Landlord's Determination.........................  41
    13.4   General Provisions.........................................  42

ARTICLE XIV      EMINENT DOMAIN.......................................  42

    14.1   Total Taking ..............................................  42
    14.2   Partial Taking ............................................  42
    14.3   Proceeds ..................................................  43
    14.4   Temporary Taking ..........................................  43

ARTICLE XV     DEFAULT ...............................................  44

    15.1   "Event of Default" Defined.................................  44
    15.2   Remedies ..................................................  45
    15.3   Damages upon Termination...................................  46
    15.4   Reletting of Premises......................................  46

ARTICLE XVI     TERMINATION  .........................................  47

    16.1   Possession and Removal of Property ........................  47
    16.2   Surrender of Premises .....................................  47
    16.3   Survival of Tenant's Obligations ..........................  48
    16.4   Holdover...................................................  48

ARTICLE XVII    RIGHTS RESERVED BY LANDLORD ..........................  48

    17.1   Access to Premises.........................................  48
    17.2   Installation and Use of Utilities .........................  49
    17.3   Right of Landlord to Change Public Portions of Project ....  49

ARTICLE XVIII   ASSIGNMENT AND SUBLETTING ............................  49

    18.1   Landlord's Consent Required ...............................  49
    18.2   Transfer of Corporate Shares ..............................  50
    18.3   Permitted Subletting ......................................  50
    18.4   Tenant's Request to Assign ................................  50
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    18.5   Excess Rent..................................................  51
    18.6   Landlord's Right to Assign...................................  51

ARTICLE XIX      SUBORDINATION AND ATTORNMENT ..........................  51

    19.1   Subordination, Nondisturbance, and Attornment................  51
    19.2   Mortgagee's Unilateral Subordination.........................  52
    19.3   "Mortgage" and "Mortgagee" Defined ..........................  52

ARTICLE XX       MISCELLANEOUS .........................................  53

    20.1   Liens and Encumbrances ......................................  53
    20.2   Force Majeure................................................  53
    20.3   Covenant of Quiet Enjoyment .................................  53
    20.4   Waiver by Tenant ............................................  53
    20.5   Rights and Remedies Cumulative...............................  53
    20.6   Waiver ......................................................  54
    20.7   Estoppel Certificates .......................................  54
    20.8   Mortgagee's Approvals, Consents and Requirements.............  55
    20.9   Modifications to Lease.......................................  55
    20.10   Successors and Assigns......................................  56
    20.11   Third-Party Rights .........................................  56
    20.12   Time of the Essence ........................................  56
    20.13   Memorandum of Lease ........................................  56
    20.14   Brokers.....................................................  56
    20.15   Notices ....................................................  56
    20.16   Limited Liability of Landlord...............................  57
    20.17   Liability of Executing Agent................................  57
    20.18   Severability ...............................................  57
    20.19   Entire Agreement; No Oral Modification .....................  58
    20.20   Applicable Law .............................................  58
    20.21   Execution ..................................................  58
    20.22   Captions ...................................................  58
    20.23   Additional Provisions.......................................  58
    20.24   No Option...................................................  58
    20.25   Construction ...............................................  58
    20.26   Gender and Number ..........................................  58
    20.27   Termination of Existing Lease ..............................  58

ARTICLE XXI      RIGHT OF FIRST OFFER AND RIGHT OF FIRST
                 REFUSAL ...............................................  59

    21.1   Right of First Offer ........................................  59
    21.2   Right of First Refusal ......................................  61
    21.3   Right of First Refusal to 16th Floor Space...................  63
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                         LIST OF EXHIBITS AND RIDERS

EXHIBIT A:        Floor Plan

EXHIBIT B:        Legal Description

EXHIBIT C:        Rules and Regulations

EXHIBIT D:        Commitment Agreement

RIDER 1:          Cleaning Services for the Premises

RIDER 2:          Signage Program

RIDER 3:          Specifications for Landlord's Work

RIDER 4:          Specifications for Tenant's Work

RIDER 5:          Minimum Standards and Procedures for Tenant Improvements

RIDER 6:          Security Program

RIDER 7:          Fitness Center

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                                  OFFICE LEASE



   THIS OFFICE LEASE ("Lease"), made and entered into at Cleveland, Ohio, as of this 21st day of July, 1994, by and between NINTH STREET - SUPERIOR LIMITED PARTNERSHIP, a Delaware limited partnership, hereinafter referred to as "Landlord," and McDONALD & COMPANY SECURITIES, INC., a Delaware corporation, hereinafter referred to as "Tenant."


                             W I T N E S S E T H

   IN CONSIDERATION of the mutual agreements herein contained and intending to be legally bound, the parties to this Lease hereby agree as follows:


                                  ARTICLE I

                           INTRODUCTORY PROVISIONS

   1.1 BASIC LEASE PROVISIONS. The following Basic Lease Provisions are an integral part of this Lease, are referred to in other Sections hereof, including, without limitation, the Sections identified below and are presented in this Section for the convenience of the parties. Each reference in this Lease to a Basic Lease Provision shall be construed to incorporate all of the terms herein provided with respect to such provision.

   (a)   Building (Section 1.3(b)):  McDonald Investment Center
                                     800 Superior Avenue, N.E.
                                     Cleveland, Ohio 44114

   (b)   Suite Number:               Suite 2100

   (c) Initial Floor Area of Premises (Section 1.3(i)): 22,553 square feet of Rentable Area on the 2nd floor of the Building; 112,272 square feet of Rentable Area on the 17th through 21st floors of the Building; 10,804 square feet of Rentable Area on the 15th floor of the Building; 3,166 square feet of Usable Area on the concourse level of the Building; and 4,925 square feet of Usable Area on the Garage roof. This Lease contains provisions for the addition of space to the Premises (Article XXI), for the deletion of space from the Premises (Section 2.3) and for the temporary occupancy of space during the construction of Landlord's Work and Tenant's Work (Section 2.2).

   (d) Initial Term of Lease (Section 3.1): 15 Lease Years and 0 months unless sooner terminated or extended in accordance with the terms of this Lease.

   (e)   Base Rent (Section 4.2): As set forth in Section 4.2.


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   (f)   Permitted Use (Section 6.1): For the headquarters executive offices of Tenant, and for the operation of an investment banking and brokerage business and related support functions and for such other lawful business purposes permitted by Section 6.1 of this Lease, but subject to the limitations of Section 6.1.

   (g)   Number of Garage Parking Spaces (Section 9.7):  130.

   (h)   Broker (Section 20.14): Weber Wood Medinger, Inc.

   (i)   Commencement Date (Section 3.2): April 1, 1994.

   1.2 EXHIBITS AND RIDERS. The following Exhibits and Riders are attached to and are part of this Lease:

   EXHIBIT A - A plan of the floor(s) of the Building on which the Premises are or will be located, showing the approximate location of the Premises.

   EXHIBIT B - A legal description of the Land upon which the Building and the Garage are situated.

   EXHIBIT C - The Rules and Regulations for the Building.

   EXHIBIT D -  Commitment Agreement

   RIDER 1 - Cleaning services for the Premises.

   RIDER 2 - Signage Program.

   RIDER 3 - Specifications for Landlord's Work.

   RIDER 4 - Specifications for Tenant's Work.

   RIDER 5 - Minimum Standards and Procedures for Tenant Improvements.

   RIDER 6 - Security Program

   RIDER 7 - Fitness Center

   1.3 GENERAL DEFINITIONS. The following terms, whenever used in this Lease, are hereby defined as follows:

   (a) "Applicable Legal Requirements" means all laws, rules, regulations, orders, permits, judgments, directives and other requirements imposed by federal, state, local, and other authorities having competent jurisdiction over the subject matter thereof.

   (b) "Building" means the office building described in Section 1.1(a) above and all other improvements on the Land with the exception of the Garage.

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(c)    "Garage" means the parking garage located on the Land.

(d)    "Index" has the meaning set forth in Section 5.3(d).

(e) "Land" means the land described in Exhibit B attached hereto, as the same may be changed from time to time by addition thereto or subtraction therefrom.

(f) "Managing Agent" means St. Clair Management Co. or any other firm or firms employed by Landlord from time to time during the Term to perform building management services for the Project.

(g) "Occupancy," "Occupied" and any derivative thereof shall mean use of the Premises by Tenant in and during the course of conducting its day-to-day business operations.

(h) "Office Space" means all portions of the Premises other than the Print Shop Space, the 16th Floor Temporary Space and the Storage Space.

(i)    "Premises" means the following:

       (i) The entire 2nd floor in the Building containing 22,553 square feet of Rentable Area, as generally located on Exhibit A attached hereto;

       (ii) The entire 17th through 21st floors in the Building containing 112,272 square feet of Rentable Area, as generally located on Exhibit A attached hereto;

       (iii) Suite C10 on the concourse level of the Building containing 3,166 square feet of Usable Area (the "Print Shop Space"), as generally located on Exhibit A attached hereto;

       (iv) Storage space located on the roof of the Garage containing 4,925 square feet of Usable Area (the "Storage Space"), as generally located on Exhibit A attached hereto;

       (v) 10,804 square feet of Rentable Area currently occupied by Tenant on the 15th floor of the Building (the "15th Floor Space"), as generally located on Exhibit A, and the 16th Floor Temporary Space which Tenant elects to occupy on a temporary basis in accordance with Section 2.2 (the 15th Floor Space and 16th Floor Temporary Space are hereinafter sometimes collectively referred to as the "Temporary Space");

       (vi)  If space is added to the Premises in accordance with the terms of
       Article XXI, space shall become part of the Premises from and after the date such space is added to the Premises in accordance with the terms of
       Article XXI of the Lease.

 (j)    "Project" means the Building, the Garage and the Land.

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   (k)    "Ready for Occupancy" means the Premises, or applicable portion thereof, is at a stage of construction that a certificate of occupancy or temporary certificate of occupancy is available to permit Tenant to Occupy the Premises or applicable portion thereof.

   (l)    "Rentable Area" means the area determined as follows:

          (i) For any area of the Premises located on a floor entirely leased by Tenant, the Rentable Area shall be equal to the product of the rentable area of such area as determined by the ANSI Standard (as defined in Section 1.3(n)) multiplied by a factor of 1.10.

          (ii) For any area of the Premises located on a multitenant floor, the Rentable Area shall be equal to the product of the Usable Area of such area multiplied by a factor of 1.22.

   (m) "Tenant's Allocable Share" means a fraction, the numerator of which is the number of square feet of Rentable Area of the Premises which is Office Space, and the denominator of which is the number of square feet of Rentable Area of the Building. For the purpose of determining Tenant's Allocable Share, Landlord and Tenant agree that the Rentable Area of the Building as of the date hereof is 463,834 square feet. Such Rentable Area of the Building for purposes of calculating Tenant's Allocable Share shall not be changed without Tenant's prior written consent.

   (n)    "Usable Area" means the area determined as follows:

          (i) For any area of the Premises located on a floor entirely leased by Tenant, the Usable Area shall be the usable area of such area as determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings published by the American National Standard Institute as ANSI Z65.1-1980 (Reaffirmed 1989) (the "ANSI Standard").

          (ii) For any area of the Premises located on a multitenant floor, the Usable Area shall be equal to the usable area of such floor as determined in accordance with the ANSI Standard.


                                  ARTICLE II

                      DEMISE AND ADJUSTMENTS TO PREMISES

   2.1 DEMISE. Landlord hereby leases to Tenant and Tenant hereby hires and rents from Landlord, upon the terms and conditions hereinafter contained, the Premises.

   2.2 ADDITIONS OF SPACE TO PREMISES. Landlord hereby grants to Tenant the right and option (the "Temporary Office Space Option") to lease as much of the Rentable Area on the 16th floor of the Building as Tenant may require for temporary occupancy during the build out of the Office Space in accordance with
Article VII hereof (the "16th Floor Temporary Space").

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Tenant may exercise the Temporary Office Space Option by written notice given to Landlord on or before the date specified in the Delivery Schedule (as defined in Section 7.2) and the 16th Floor Temporary Space shall be added to the Premises effective on the date of delivery of such notice but the following special terms and conditions shall apply to such space:

          (i) Tenant's right to occupy the 16th Floor Temporary Space shall commence on the date CHG vacates all of such space.

          (ii) The Lease as to the 16th Floor Temporary Space shall expire on the earlier of (A) the vacation of such space by Tenant, (B) One Hundred Eighty (180) days after the last floor of Office Space is delivered to Tenant in "Shell Condition," as defined in Section 7.2 hereof, or (C) such date as is specified in the Delivery Schedule (the "Temporary Space Expiration Date").

          (iii) No Base Rent shall be payable by Tenant with respect to the 16th Floor Temporary Space unless Tenant fails to vacate the 16th Floor Temporary Space on or prior to the Temporary Space Expiration Date in which event Tenant, effective on the Temporary Space Expiration Date, shall become a tenant at will of Landlord with respect to that space only and Base Rent of Fifteen Dollars ($15) per square foot per annum of Rentable Area in the 16th Floor Temporary Space shall be payable monthly in advance by Tenant for the 16th Floor Temporary Space until the date the 16th Floor Temporary Space is vacated by Tenant.

          (iv) The Temporary Space shall be returned to Landlord in as-is condition.

          (v) All of Tenant's personal property shall be removed by Tenant from the 16th Floor Temporary Space on the Temporary Space Expiration Date and if not removed, may be removed or disposed of by Landlord within ten (10) days after written notice to Tenant, in which event the cost incurred by Landlord in the removal and disposal of Tenant's property shall be paid to Landlord by Tenant within ten (10) days after written demand from Landlord.

   2.3    TERMINATION OF LEASE AS TO THE 15TH FLOOR SPACE.

   (a) The Lease as to the 15th Floor Space shall expire (the "15th Floor Expiration Date") on the earlier of (i) the vacation of such space by Tenant or (ii) ninety (90) days after the last floor of Office Space is delivered to Tenant in Shell Condition.

   (b) The 15th Floor Space shall be returned to Landlord in accordance with the terms of Article XVI hereof on the 15th Floor Expiration Date.




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                                 ARTICLE III

                                     TERM

    3.1 TERM. TO HAVE AND TO HOLD the Premises unto Tenant upon the covenants and agreements herein set forth for a term commencing on the Commencement Date and continuing until the expiration of the period specified in Section 1.1(d) (the "Initial Term"), unless sooner terminated or extended in accordance with the terms of this Lease. The "Term" means the Initial Term and any Renewal Term (as defined in Section 3.4).

    3.2   COMMENCEMENT DATE.  The "Commencement Date" shall be April 1, 1994.

    3.3 LEASE YEAR. A "Lease Year" means each period of twelve (12) consecutive calendar months during the Term with the first Lease Year commencing on April 1, 1994, and with successive Lease Years commencing on successive anniversaries of the first day of the first Lease Year. "Lease Years" means more than one Lease Year. If the Term expires or otherwise terminates on a day other than the last day of a Lease Year, then any period from the expiration of the last Lease Year to the expiration of the Term shall be a Partial Lease Year.

    3.4   RENEWAL OPTIONS.

    (a) Landlord hereby grants to Tenant the right and option to renew the Term for three (3) successive renewal terms of five (5) years each (individually, a "Renewal Term"); provided that there does not then exist an Event of Default with respect to the payment of Base Rent, Tenant's Allocable Share of Operating Expenses, Tenant's Allocable Share of Real Estate Tax Expense or utility services payable by Tenant to Landlord. Each Renewal Term, if exercised, shall be upon the same terms, provisions, and conditions as are applicable during the Initial Term, except that the Base Rent for each Renewal Term shall be adjusted as hereinafter provided. Tenant shall be entitled to exercise each of Tenant's options to renew (individually, a "Renewal Option") by written notice given by Tenant to Landlord not less than twenty-two (22) months prior to the expiration date of the Initial Term or the then current Renewal Term, as the case may be.

    (b) The Base Rent for each Lease Year during a Renewal Term shall be equal to ninety-five percent (95%) of Market Rent as of the first day of that Renewal Term.

    (c) "Market Rent" means the then current effective market rent per annum for comparable Office Space, Storage Space and Print Shop Space, as the case may be, for a comparable term. "Market Rent" shall:

          (i)    Be stated in terms of Base Rent;

          (ii) Take into consideration Tenant's obligation to pay Tenant's Allocable Share of Operating Expenses and Real Estate Tax Expense using a new Base Year for Operating Expenses and Real Estate Tax Expense determined in accordance with Section 3.4(g);

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       (iii) Assume a lease having a term of five (5) years;

       (iv) Take into consideration the value, if any, to a new tenant of the improvements which are in the Premises, the naming and signage rights, if applicable, under Section 6.9 and the other benefits given to Tenant under this Lease; and

       (v) Take into account any free rent, tenant improvement allowance and other concessions or expenses paid by the owner on tenant's behalf as are being given in the market to major anchor tenants comparable to Tenant for leases of comparable office space in Downtown Cleveland, provided, however, if Market Rent is being determined for purposes of Article XXI of this Lease and leases for comparable space in the Building have been entered into by Landlord with tenants unaffiliated with Landlord in the twelve month period immediately preceding Tenant's exercise of its first offer rights, such leases (and not leases in other buildings) shall be considered in determining Market Rent.

(d)    In the event Tenant exercises a Renewal Option, Landlord, within thirty
(30) days after receipt of notice from Tenant exercising a Renewal Option, shall notify Tenant of Landlord's determination of Market Rent for the Premises as of the first day of the next Renewal Term (a "Landlord's Market Rent Proposal").

       If Tenant fails to notify Landlord in writing within fifteen (15) days after Landlord's Market Rent Proposal is given to Tenant that Tenant accepts Landlord's Market Rent Proposal, then it shall be deemed rejected by Tenant and within the ten (10) day period after expiration of said fifteen (15) day period, the parties shall confer and attempt to reach agreement as to Market Rent during the next Renewal Term. If the parties are unable to agree upon Market Rent within the ten (10) day conference period, then within ten (10) days after expiration of the ten (10) day conference period, each party shall, at its sole expense (except as otherwise provided in subsection (f) hereof), select and retain an appraiser, with the qualifications set forth below, and shall notify the other party of its selection. Each appraiser shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least three (3) years' experience within the previous ten (10) years as a real estate appraiser working in the Downtown Cleveland area, with knowledge of rental rates and practices. For purposes of this Lease, an "MAI" appraiser means an individual who holds the MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization or, in the event there is no successor organization, the organization and designation most similar), and "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization or, in the event there is no successor organization, the organization and designation most similar).

(e) Within forty-five (45) days after Landlord's Market Rent Proposal is rejected by Tenant, the two (2) appraisers shall meet and agree on the Market Rent as of the first day of the next Renewal Term and shall notify both parties of the determination. If the two (2) appraisers cannot agree, both appraisers shall notify both parties of their respective determination of Market Rent within sixty (60) days after Landlord's Market Rent Proposal

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
is rejected by Tenant, and if the higher appraisal is less than or equal to one hundred ten percent (110%) of the lower appraisal, the average of the two
(2) appraisals shall be deemed to be the new proposed Market Rent during the next Renewal Term. In the event that only one (1) party notifies the other of its selection of its appraiser within the required ten (10) day period, the new proposed Market Rent shall be determined by the one (1) appraiser so selected. If neither party notifies the other of its selection within the required ten
(10) day period, the Landlord's Market Rent Proposal shall be the new proposed Market Rent for the Renewal Term in question.

(f) If the higher appraisal is greater than one hundred ten percent (110%) of the lower appraisal, then, within fifteen (15) days after both appraisers notify both parties of their respective determination of Market Rent, each party will cause the appraiser selected by it to supply the name of one (1) appraiser having the qualifications set forth above, and an employee of Tenant, with an employee of Landlord present, shall randomly draw one (1) name (the "Third Appraiser") of the two (2) provided.

       Within thirty (30) days from the date of his selection, the Third Appraiser shall make his determination of Market Rent as of the first day of the next Renewal Term. If the Third Appraiser's appraisal is equal to one (1) of the appraisals of the first two (2) appraisers or is greater than the lower of the two (2) appraisals but less than the higher of the two (2) appraisals, the Third Appraiser's appraisal shall be deemed to be the Market Rent during the next Renewal Term. If the Third Appraiser's appraisal is greater than the higher of the two (2) appraisals or less than the lower of the two (2) appraisals, the appraisal of the Third Appraiser shall be disregarded and the average of the remaining two (2) appraisals shall be deemed to be the Market Rent during the Renewal Term in question. The cost of the third appraisal shall be shared equally by Landlord and Tenant.

(g) For and during the first, second, and third Renewal Terms, the Base Year for Operating Expenses and Real Estate Tax Expense shall be the last full calendar year of (i) the Initial Term, (ii) the first Renewal Term, and (iii) the second Renewal Term, respectively. The provisions of Section 5.3(c) shall not apply to any Renewal Term.

(h) For the purposes of this Lease, the term "Downtown Cleveland" means the area bounded by Lake Erie on the north, West 9th Street on the west, Carnegie Avenue on the south and East 18th Street on the east.

(i) Notwithstanding any provision in this Section 3.4 to the contrary, if within ten (10) days after Tenant receives written notice of the first two appraisers' determinations of Market Rent under Section 3.4(e) (or of the single appraiser's determination if only one (1) appraiser is selected under
Section 3.4(e)) Tenant notifies Landlord in writing that it is withdrawing its exercise of the Renewal Option, the Lease shall terminate at the expiration of the Initial Term or Renewal Term then in effect and Tenant shall have no rights to renew or extend the Term of this Lease. If Tenant exercises its right under this subsection (i) to withdraw the exercise of its Renewal Option, Tenant shall reimburse Landlord for the cost of Landlord's appraiser within fifteen (15) days after submission by Landlord to Tenant of its appraiser's invoice.

                                  ARTICLE IV

                                     RENT

   4.1 RENT PAYABLE. Tenant shall pay to Landlord as rent ("Rent") for the Premises the following items:

   (a) the Base Rent (as defined in Section 4.2), and

   (b) all additional sums, charges and amounts of whatever nature to be paid by Tenant to Landlord in accordance with the terms and provisions of this Lease, whether or not such sums, charges, or amounts are referred to as additional rent, including, without limitation, Tenant's Allocable Share of Operating Expenses and Tenant's Allocable Share of Real Estate Tax Expense.

   4.2    BASE RENT.

   (a) Base Rent for each Lease Year of the Initial Term of the Lease shall be as follows:

          (i) For the first through the fifth Lease Years, Base Rent for each Lease Year shall be the sum of the following:

                 (A) The product of Fifteen Dollars ($15) and the Rentable Area of Office Space.

                 (B) The product of Ten Dollars ($10) and the Usable Area of Print Shop Space, which is Thirty-One Thousand Six Hundred Sixty Dollars ($31,660).

                 (C) The product of Six Dollars ($6) and the Usable Area of Storage Space, which is Twenty-Nine Thousand Five Hundred Fifty Dollars ($29,550).

          (ii) For the sixth through the tenth Lease Years, Base Rent for each Lease Year shall be the sum of the following:

                 (A) The product of Eighteen Dollars ($18) and the Rentable Area of Office Space.

                 (B) The product of Eleven Dollars ($11) and the Usable Area of Print Shop Space, which is Thirty-Four Thousand Eight Hundred Twenty-Six Dollars ($34,826).

                 (C) The product of Seven Dollars ($7) and the Usable Area of Storage Space, which is Thirty-Four Thousand Four Hundred Seventy-Five Dollars ($34,475).

         (iii) For the eleventh through fifteenth Lease Years, Base Rent for each Lease Year shall be the sum of the following:

                (A) The product of Twenty-Three Dollars ($23) and the Rentable Area of Office Space.

                (B) The product of Thirteen Dollars ($13) and the Usable Area of Print Shop Space, which is Forty-One Thousand One Hundred Fifty-Eight Dollars ($41,158).

                (C) The product of Eight Dollars and Fifty Cents ($8.50) and the Usable Area of Storage Space, which is Forty-One Thousand Eight Hundred Sixty-Two Dollars ($41,862.50).

   (b) The Base Rent for any partial calendar month during the Term shall be an amount equal to the aforesaid monthly installment prorated on a per diem basis.

   (c) If area is added to or deleted from the Premises is accordance with the terms of this Lease, the Base Rent for the Premises shall be adjusted as of the date such space is added to or deleted from the Premises using the applicable per-square foot rental rate for such space in making the adjustment.

   (d) If area, other than the 16th Floor Temporary Space, is added to or deleted from the Premises in accordance with the terms of this Lease, Landlord and Tenant shall enter into an amendment to this Lease specifying the area of the Premises after such addition or reduction and setting forth the correct amount of Base Rent and Tenant's Allocable Share.

   4.3 PAYMENT OF RENT. Tenant shall pay the Base Rent to Landlord in equal monthly installments in advance of the first day of each calendar month during the Term commencing with the Commencement Date. All Rent other than Base Rent shall be due and payable as provided in this Lease, and in the absence of an express provision with respect thereto, shall be due and payable on the first day of the month next following the month in which the obligation therefor has accrued. All Rent, including without limitation Base Rent, shall be payable, without demand (except as expressly provided), deduction or setoff in lawful money of the United States of America at the address of Landlord specified for notices to Landlord pursuant to Section 20.15 or to such other person and/or address as Landlord may specify from time to time by written notice to Tenant. Except as otherwise expressly provided in this Lease, the covenant and obligation of Tenant to pay Rent hereunder and each component, increment and installment thereof shall be unconditional and independent of any other covenant or condition imposed on either Landlord or Tenant whether under this Lease, at law, or in equity, and shall survive the expiration or other termination of this Lease.

   4.4   RENT ABATEMENT DURING BUILDOUT. In accordance with the provisions of
Article VII, the Delivery Schedule (as defined in Article VII) will establish a schedule for the completion of Landlord's Work and Tenant's Work and the temporary vacation of Office Space by Tenant on a floor-by-floor basis to allow for the completion of such work. Base Rent and Tenant's obligation to pay for electrical, water and sewer services under Article IX of this Lease for floors of Office Space which are either vacated by Tenant during the build-out or, with respect to space not currently Occupied by Tenant, are unoccupied during the build-out, shall be abated in accordance with the following terms and conditions:

    (a) Base Rent for Office Space on floors 19, 20 and 21 shall be abated on a floor-by-floor basis for a period as to each separate floor commencing on the date Tenant vacates such floor in accordance with the terms of the Delivery Schedule and ending on the date which is eight (8) months after the earlier of (i) the date such floor is Ready for Occupancy or (ii) one hundred eighty (180) days after such floor has been delivered to Tenant by Landlord in Shell Condition (as defined in Article VII).

    (b) Base Rent for Office Space on floors 2, 17 and 18 shall be abated on a floor-by-floor basis for a period as to each separate floor from the Commencement Date until the date which is eight (8) months after the earlier of (i) the date such floor is Ready for Occupancy by Tenant or
    (ii) one hundred eighty (180) days after such floor has been delivered to Tenant by Landlord in Shell Condition. Notwithstanding the foregoing, if the 2nd floor is in Shell Condition but for the completion of renovation and remodeling of the bathrooms, the 2nd floor, for the purposes of this Lease, shall be deemed to be in Shell Condition and Landlord covenants and agrees to complete the renovation and remodeling of the bathrooms on the 2nd floor by October 31, 1994.

    (c) Notwithstanding the provisions of subsection (b) hereof, Base Rent for 4,000 square feet of Rentable Area on the 2nd floor shall be abated for an additional period commencing upon the expiration of the eight (8) month abatement period applicable to the entire 2nd floor space under subsection
    (b) and expiring on the earlier of (i) six (6) months following the expiration of said eight (8) month abatement period or (ii) the date Tenant Occupies such space.

    (d) Tenant's obligation to pay for electrical, water and sewer services (but not after hours HVAC service which shall be Tenant's obligation beginning on the date such space is delivered to Tenant in Shell Condition) shall abate as to a floor or applicable portion thereof commencing on the date in which the Base Rent as to such floor or portion thereof is abated under this Section 4.4 and expiring on the earlier of (i) the date Tenant Occupies such space or (ii) the date of the expiration of the abatement of Base Rent with respect to such space.

    (e) During any period of buildout, Tenant's Allocable Share applicable to such period shall be adjusted based upon the ratio of Rentable Area of Office Space Occupied during such period by Tenant to the Rentable Area of the Building.



                                  ARTICLE V

                   OPERATING EXPENSES AND REAL ESTATE TAXES


    5.1 "OPERATING EXPENSES" DEFINED. "Operating Expenses" shall mean all costs and expenses as are paid, incurred or accrued with respect to or in connection with the operation, management, maintenance, replacement, servicing, repair and/or improvement of the Project and all parts thereof, plus those costs and expenses which in Landlord's judgment would have been paid, incurred or accrued had the Building been one hundred percent (100%) occupied and had each tenant availed itself of all the services generally provided by Landlord, all as determined in accordance with generally accepted accounting principles consistently applied (on an accrual basis) in the operation and maintenance of first-class office building projects, except those costs and expenses described in Section 5.2.


    With respect to any year other than the Base Year, Landlord shall have the right at any time and from time to time to exclude from Operating Expenses any item or items that otherwise are includable as Operating Expenses but the amount excluded shall not be included in Operating Expenses of any other year. The right on the part of Landlord to include within the Operating Expenses the cost of any product or service shall not be construed as creating an obligation on the part of Landlord to provide such product or service.


    5.2 EXCLUSIONS FROM OPERATING EXPENSES. Without limiting the generality of Section 5.1 above, Operating Expenses shall not include costs or expenses incurred for the following:

    (a) Leasing or procuring new tenants, including leasing commissions paid to agents of Landlord or other brokers;

    (b) Renovating space for the occupancy or exclusive use of any tenant or renovating space vacated by any tenant;

    (c) Utilities and other services of the type described in Section 9.2 which are charged, sold or provided to individual tenants;

    (d)   Altering the Premises for Tenant;

    (e) Demolishing, constructing, rehabilitating, renovating, painting or decorating the premises of other tenants;

    (f)   Depreciation of the Project;

    (g) Any capital improvement to the Project commenced after the Commencement Date unless such capital improvement is (i) required by Applicable Legal Requirements, or (ii) constitutes a labor- or cost-saving device or operation, in which event the cost of the capital improvement shall be amortized over its useful life and the amortized portion thereof (not exceeding, in the case of items covered by subsection (g)(ii) hereof, the amount of such savings in the applicable year) included in Operating Expenses of the Project;


    (h) Any cost or expense of any nature whatsoever which Landlord shall incur in connection with the operation of the Project which either: (i) specifically is reimbursed to Landlord or charged directly to the tenant on whose behalf it is incurred (whether or not the same shall finally be paid) or (ii) relates to a service, product or utility provided to or for any particular tenant or tenants which is not made available to the tenants of the Building generally;

    (i) Any Real Estate Tax Expense (as defined in Section 5.4) and those costs and expenses described in Section 5.5; and

    (j) Any cost or expense incurred by reason of the operation of the Garage.

    5.3   TENANT'S ALLOCABLE SHARE OF OPERATING EXPENSES.

    (a) In addition to the Base Rent, Tenant shall pay to Landlord with respect to each calendar year during the Term a sum equal to Tenant's Allocable Share of Operating Expenses for such calendar in excess of the Operating Expenses for the Base Year (as defined in Section 5.3(b).


    (b)   For the Initial Term, the Base Year shall be the calendar year 1994.


    (c) For the purpose of determining Tenant's Allocable Share of Operaring Expenses for the calendar years 1995 through 1998, annual increases in Operating Expenses for each such calendar year shall not exceed four percent (4%) of the Operating Expenses for the immediately preceding calendar year. For the purpose of determining Tenant's Allocable Share of Operating Expenses for the calendar years 1999 through 2009, annual increases in Operating Expenses for each such calendar year shall not exceed the greater of (i) four percent (4%) of the Operating Expenses for the immediately preceding calendar year, or (ii) the percentage increase in the Index (as hereinafter defined) from the Index for the month of January of the calendar year preceding the applicable calendar year to the Index for the month of January of the calendar year.


    (d) For the purpose of this Lease, the Index shall mean the Consumer Price Index-Cities-All Urban Consumers (1982-84 = 100), Cleveland, Ohio, as published by the Bureau of Labor Statistics of the United States Department of Labor. In the event that the Index is no longer in effect, the parties, in good faith, shall substitute a mutually acceptable comparable index.


        5.4 "REAL ESTATE TAX EXPENSE" DEFINED. "Real Estate Tax Expense" shall mean all costs and expenses as are paid, incurred or accrued with respect to real and personal property taxes and assessments as finally determined by the governmental or judicial authority having competent jurisdiction, all as determined in accordance with generally accepted accounting principles consistently applied (on an accrual basis) including, without limitation:


    (a) General and special real and personal property taxes and assessments, both ordinary and extraordinary, unforeseen as well as foreseen, whether ad valorem, specific or otherwise, levied upon or with respect to the Building or the Land or any interest therein and any furniture, fixtures, supplies, tools, materials and equipment used in the management, operation, maintenance and repair thereof, and any tax or excise in addition thereto or substitution thereof levied by any governmental authority upon, in respect to or by reason of ownership, leasing, operation or occupancy of the Building or the Land, including taxes on rents collected; and

    (b) Any interest or penalties incurred with respect to any component of Real Estate Tax Expense which Landlord, in a good faith effort to minimize Real Estate Tax Expense, elects to contest. Landlord shall endeavor to advise Tenant if Landlord elects to pay real estate taxes based on an estimated bill pending resolution of any such contest.


    (c) To the extent that any special assessments may be amortized and paid in installments without incurring penalties or interest (other than interest initially computed as a part of the amortization of the assessment), Landlord shall elect to amortize and pay such installments over the longest available amortization period.


        5.5 EXCLUSIONS FROM REAL ESTATE TAX EXPENSE. Without limiting the generality of Section 5.4, Real Estate Tax Expense shall not include expenses incurred solely and directly due to income taxes, excess profits taxes (whether federal, state or local), intangible, franchise, capital stock, estate or inheritance taxes nor any cost or expense included in Operating Expenses under
Section 5.1 nor any such tax or assessment attributable to the Garage.


    5.6   TENANT'S ALLOCABLE SHARE OF REAL ESTATE TAX EXPENSE.


    (a) In addition to the Base Rent, Tenant shall pay to Landlord with respect to each calendar year during the Term an amount equal to Tenant's Allocable Share of Real Estate Tax Expense paid, incurred or accrued during each such calendar year in excess of the Real Estate Tax Expense paid, incurred or accrued for the Base Year (the Real Estate Tax Expense for the Base Year is referred to herein as the "Base Year Real Estate Tax Expense").


    (b) Notwithstanding the provisions of Section 5.6(a), if the market value of the Building and the Land used for computing assessed value for real estate tax purposes for the Base Year as finally determined by the governmental or judicial authority having competent jurisdiction is less than the "Agreed Amount," as hereinafter defined, then that portion of Tenant's Allocable Share of Real Estate Tax Expense which is attributable to increases in market valuation over the market valuation for the Base Year shall be reduced (but not below zero) by Tenant's Allocable Share of the amount determined by subtracting the market valuation for the Base Year from the Agreed Amount, converting the difference to assessed value, and computing real estate taxes on the resulting assessed value figure using the Base Year tax rate, credits and adjustments. For the purposes of this
    Section 5.6, the Agreed Amount shall be the greater of the following:


          (i)    Thirty-Seven Million Five Hundred Thousand Dollars
          ($37,500,000).


         (ii) Seven Million Dollars ($7,000,000) plus the market value of the Building and Land used for computing assessed value for real estate tax purposes for the Building and Land for the Base Year as finally determined by the governmental or judicial authority having competent jurisdiction.


    (c) Notwithstanding the provisions of Section 5.6(a), if Landlord sells the Building for an amount greater than the then fair market value of the Building (as hereinafter determined) and, as a result of such sale, the market value of the Building used for computing assessed value for real estate tax purposes is increased to an amount in excess of the fair market value of the Building, then that portion of Tenant's Allocable Share of Real Estate Tax Expense which is attributable to the excess of the market value of the Building used for real estate tax purposes over the fair market value of the Building shall be excluded from Tenant's Allocable Share.


        If Tenant believes that the provisions of this Section 5.6(c) are applicable to any tax year during the Term, Tenant, at its costs, may engage an appraiser meeting the qualifications described in Section 3.4(d) and shall deliver the appraisal of such appraiser evidencing that the market value used for computing assessed value for real estate tax purposes for that tax year exceeds the fair market value of the Building as of January 1 of the tax year in question. If Tenant does not deliver such appraisal to Landlord within two
(2) years of the tax lien date of the tax year in question, Tenant shall have waived its rights under this Section 5.6(c) with respect to such tax year. If Landlord does not deliver written notice to Tenant within thirty (30) days after it receives Tenant's appraisal that it disputes the appraisal, the value determined by Tenant's appraiser shall be the fair market value of the Building for the tax year in question. If Landlord disputes Tenant's appraisal and so notifies Tenant in writing within said thirty (30) day period, Landlord shall select an appraiser meeting the qualifications described in Section 3.4(d) and Landlord's appraiser and Tenant's appraiser shall meet and agree on the fair market value of the Building within thirty (30) days after Landlord notifies Tenant that it disputes Tenant's appraisal. If the two (2) appraisers cannot agree, both appraisers shall notify both parties of their respective determination of fair market value within sixty (60) days after Landlord notifies Tenant that it disputes Tenant's appraisal. Within ten (10) days after both appraisers notify both parties of their respective determination of fair market value, each party will cause the appraiser selected by it to supply the name of one (1) appraiser having the qualifications set forth in Section 3.4(d), and an employee of Tenant, with an employee of Landlord present, shall randomly draw one (1) name (the "Third Appraiser") of the two (2) provided.


        Within thirty (30) days from the date of his selection, the Third Appraiser shall make his determination of fair market value. If the Third Appraiser's appraisal is equal to one (1) of the appraisals of the first two
(2) appraisers or is greater than the lower of the two (2) appraisals but less than the higher of the two (2) appraisals, the Third Appraiser's appraisal shall be deemed to be the fair market value. If the Third Appraiser's appraisal is greater than the higher of the two (2) appraisals or less than the lower of the two (2) appraisals, the appraisal of the Third Appraiser shall be disregarded and the average of the remaining two (2) appraisals shall be deemed to be the fair market value. The cost of the third appraisal shall be shared equally by Landlord and Tenant.


        For the purpose of this Section 5.6(c), fair market value shall mean the most probable price which the Building should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably and assuming price is not affected by undue stimulus. This definition also assumes the consummation of a sale under conditions where buyer and seller are typically motivated, both parties are well informed or well advised and acting in their best interest, a reasonable time is allowed for exposure in the open market, payment is in cash in U.S. dollars or on comparable financial terms and the price represents normal consideration for the property unaffected by creative financing or sales concessions granted by anyone associated with the sale.


        The fair market value determined according to the procedures of the preceding three paragraphs shall apply to the tax year in question and subsequent tax years until the next triennial or sexennial assessment. If after review of the triennial or sexennial assessment Tenant believes that the market value of the Building for assessment purposes, as a result of the recent sale, still exceeds the then fair market value of the Building, Tenant may again resort to the procedures set forth in the preceding three paragraphs to determine if the provisions of Section 5.6(c) are applicable to the new triennial.



    (d) In calculating Tenant's Allocable Share of Real Estate Tax Expense and exclusions therefrom, if the real estate tax bill received by Landlord does not separate the value of the Garage from the Building and the Land, the real estate tax expense attributable to the Garage (including the portion of the Land underneath the Garage) shall be deemed to be five and ninety-one-hundredths percent (5.91)% of the amount of the real estate tax bill.


   5.7    ANNUAL COMPUTATION.


    (a) Within one hundred eighty (180) days following the expiration of each calendar year, Landlord shall deliver to Tenant a statement setting forth the Operating Expenses and Real Estate Tax Expense for such calendar year and Tenant's Allocable Share of the Operating Expenses and Tenant's Allocable share of Real Estate Tax Expense computed in accordance with
    Section 5.3 and Section 5.6, respectively (the "Annual Reconciliation").


    (b) The computations set forth in Section 5.3 and Section 5.6 shall be made on a calendar-year basis except that if the Term commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, then Tenant's Allocable Share as provided in Section 5.3 and Section 5.6 for such calendar year shall be prorated on the basis of the proportion that the number of days of the Term within such calendar year bears to the total number of days within such calendar year. For the purpose of this paragraph, days of Building operation shall be deemed to include all days, including, without limitation, all holidays and other nonbusiness days.


    (c) Tenant shall be barred from making any objection, asserting any claim or filing any cause of action against Landlord with respect to an Annual Reconciliation unless Tenant shall notify Landlord, within one hundred eighty (180) days after receipt by Tenant of the Annual Reconciliation, of Tenant's intention to dispute or audit the Annual Reconciliation. If Tenant notifies Landlord of its intention to audit, Tenant shall have ninety (90) days after delivering such notice to Landlord to audit the Operating Expenses and Real Estate Tax Expense for the applicable year and to notify Landlord in writing prior to the expiration of the ninety (90) day period if it disputes the Annual Reconciliation. If Tenant fails to notify Landlord that it disputes the Annual Reconciliation by the expiration of said ninety (90) day period or fails to request arbitration within the fifteen (15) day period provided in Section 5.7(d) (if Landlord and Tenant cannot reconcile the disputed item(s)), Tenant shall be deemed to have approved the Annual Reconciliation. Landlord shall provide Tenant (and its accountants, attorneys and other professional consultants) such access to its books and records as is reasonably required to verify any Operating Expenses or Real Estate Expenses; provided that such parties agree in a writing reasonably acceptable to Landlord to keep all such information confidential. Tenant's right of access shall apply both prior to and after Tenant delivers its notice of intention to dispute or audit.


(d) If, within fifteen (15) days following Tenant's notice under Section 5.7(c) that it disputes the Annual Reconciliation, Landlord and Tenant fail to agree as to the amount or as to the appropriateness of the item(s) in the Annual Reconciliation at issue and Tenant delivers written notice to Landlord within said fifteen (15) day period that it desires a third party to resolve the issue(s), then Tenant may require that the dispute be resolved by binding arbitration in accordance with the following procedures:


         (i) Within ten (10) days after Tenant notifies Landlord in writing of its election to arbitrate the disputed items, Landlord and Tenant jointly shall request from the American Arbitration Association a list of five arbitrators, each of whom shall be a certified public accountant who (A) is currently licensed under the laws of the state of Ohio and has been so licensed for a period of ten (10) consecutive years, and (B) is familiar with accounting practices in first-class office properties in the Cleveland, Ohio, metropolitan area, and (C) shall not have acted individually, or be or have been associated with a firm that has acted in any capacity, for either Landlord or Tenant within the past ten (10) consecutive years. If any of the arbitrators furnished by the American Arbitration Association fails to meet these requirements, additional names shall be requested from the American Arbitration Association until a list of five (5) qualified arbitrators is obtained.


         (ii) Within ten (10) days of receiving a list of five (5) qualified arbitrators, the parties shall select by the strikeoff method a single arbitrator to resolve the disputed items. Tenant shall be entitled to strike the first and third proposed arbitrators from the list and Landlord shall be entitled to strike the second and fourth proposed arbitrators from the list. The arbitrator remaining on the list after completion of the strikeoff method shall arbitrate the disputed items.


         (iii) The rules of evidence and civil procedure of the Common Pleas Court of Cuyahoga County, Ohio with respect to depositions and requests for production of documents shall apply to the proceedings in arbitration. The arbitration hearing shall be held not more than ninety
         (90) days after the selection of the arbitrator. Each party shall file with the arbitrator and with each other seven (7) days in advance of the hearing a pre-hearing memorandum of its position. Each party shall have a period of seven (7) days after the hearing to file with the arbitrator and each other a post-hearing brief. A decision of the arbitrator shall be made within thirty (30) days after the hearing. Except as modified by subsection (ii) and this subsection (iii), the rules of the American Arbitration Association shall govern.


(e) In the event that the arbitrator determines that Landlord has overcharged Tenant for Operating Expenses and/or Real Estate Tax Expense for the calendar year in question, and the amount by which Tenant has been overcharged (the "Expense

         Overcharge") exceeds the Operating Expenses and/or Real Estate Tax Expense properly chargeable to Tenant under this Lease for such period by ten percent (10%) or more, Landlord shall pay to Tenant (or the appropriate party) within fifteen (15) days of Tenant's demand an amount equal to Tenant's auditing costs incurred in connection with the review and audit of Operating Expenses and Real Estate Tax Expense and the arbitrator's fees and expenses and interest on the amount of the Expense Overcharge from the date of overpayment by Tenant to the date repaid by Landlord at the Interest Rate (as defined in Section 15.2(a)).


   5.8 PAYMENT OF TENANT'S ALLOCABLE SHARE OF OPERATING EXPENSES AND REAL ESTATE TAX EXPENSE.


    (a) At any time and from time to time prior to or during any calendar year a portion or all of which is within the Term of this Lease, Landlord may deliver to Tenant a bona fide estimate (including a revision of a previously delivered bona fide estimate) of the Operating Expenses and Real Estate Tax Expense with respect to such calendar year and Tenant's Allocable Share thereof (an "Expense Estimate"). On the first day of each month during a calendar year following delivery of an Expense Estimate with respect thereto, Tenant shall pay to Landlord, together with the monthly installment of Base Rent, an amount equal to one-twelfth (1/12) of Tenant's Allocable Share of the estimated Operating Expenses and Real Estate Tax Expense for such calendar year as indicated on the Expense Estimate. In the event Tenant's monthly payments of estimated Operating Expenses and Real Estate Tax Expense in a calendar year aggregate an amount that is less than Tenant's actual Allocable Share as indicated on the Annual Reconciliation, Tenant shall pay the difference to Landlord within thirty (30) days following delivery of the Annual Reconciliation. In the event Tenant's monthly payments of estimated Operating Expenses and Real Estate Tax Expense in a calendar year aggregate an amount that is more than Tenant's actual Allocable Share as indicated on the Annual Reconciliation, and if Tenant otherwise is current in all obligations under this Lease, Tenant shall receive a credit against Tenant's Allocable Share of Operating Expenses and Real Estate Tax Expense in the amount of such excess (such credit to be applied against the monthly payment first coming due subsequent to the date the amount of the credit is determined and, to the extent necessary, immediately following monthly payments) except if such excess is in the last calendar year of the Term; in which case Tenant shall receive a reimbursement.


    (b) For such period of any calendar year during the Term that Landlord has not delivered to Tenant an Expense Estimate, Tenant shall make monthly payments of estimated Operating Expenses and Real Estate Tax Expense in accordance with the most recent Expense Estimate delivered for the immediately preceding calendar year. In no event shall Landlord's failure to deliver or delay in delivering an Expense Estimate or Annual Reconciliation have any effect on the obligation of Tenant to pay its Allocable Share of Operating Expenses or Real Estate Tax Expense.


    (c) If, as of the date in any calendar year that Landlord delivers to Tenant the Annual Reconciliation for the immediately preceding calendar year, Tenant's monthly payments of estimated Operating Expenses or Real Estate Tax Expense aggregate an amount that is less than one-twelfth (1/12) of Tenant's actual Allocable Share of such expenses for said preceding calendar year multiplied by the number of full or partial months in the current calendar year that have then elapsed, Tenant immediately shall pay such difference to Landlord as an additional payment of estimated Operating Expenses and Real Estate Tax Expense.


        (d) Except as hereinafter provided in this subsection (d), no dispute by Tenant of Tenant's Allocable Share of Operating Expenses or Real Estate Tax Expense in any year shall permit Tenant to withhold or postpone the payment of such share when and as due under this Lease. In the event that Tenant notifies Landlord in writing within thirty (30) days after Landlord's delivery of the Annual Reconciliation that Tenant disputes the amount or appropriateness of any particular item(s) in the Annual Reconciliation, then Tenant, during the period in which Tenant is contesting the item(s) in accordance with Section 5.7, may withhold from the Annual Reconciliation payment, if any, due Landlord from Tenant pursuant to such Annual Reconciliation, the amount(s) of these disputed item(s). If it is determined that Tenant is obligated to pay any such disputed item(s), Tenant shall pay such item(s) together with interest on the amount withheld from the original date due to the date paid by Tenant at the Interest Rate (as defined in Section 15.2). Payment of the withheld item(s) and interest shall be made within ten (10) days after the dispute as to such item(s) are resolved in accordance with Section 5.7 of this Lease.


        (e) In the event Tenant shall dispute in good faith any Expense Estimate delivered by Landlord pursuant hereto, such dispute shall be resolved by the procedure set forth in Section 5.7(c) through 5.7(d). Pending the resolution of such dispute, Tenant shall pay its Allocable Share of Operating Expenses and Real Estate Tax Expense based on that Expense Estimate. If Tenant is due any reimbursement or credit upon resolution of this dispute Tenant shall receive a credit against the first monthly payment of Operating Expenses and Taxes which is due after the amount of the credit is determined and, to the extent necessary, any subsequent monthly payments of estimated Operating Expenses and Taxes. If Tenant is due any reimbursement or credit, Tenant shall also receive interest on the amount overpaid by Tenant at the Interest Rate (as defined in Section 15.2(a)) for the period from the date the overpayment was made until the date reimbursed or credited by Landlord.



                                  ARTICLE VI


                               USE OF PREMISES


        6.1 PERMITTED USE. Tenant shall use and occupy the Premises solely and exclusively for the use specified in Article I, Section 1.1(f) and, subject to any other limitations under this Lease and the prior written consent of Landlord which shall not be unreasonably withheld, such other lawful business uses in which Tenant is from time to time lawfully engaged and for no other use whatsoever. Notwithstanding the foregoing, Tenant shall not use, occupy or permit the Premises or any portion thereof to be used or occupied for any illegal purpose or for any business, use or purpose deemed by Landlord to be inconsistent with the operation of a first-class office building complex.

        6.2 APPLICABLE LEGAL REQUIREMENTS. Tenant, in its use and occupancy of the Premises, shall comply at its sole expense with all Applicable Legal Requirements, with the requirements of all policies of insurance of whatsoever nature which Landlord or Tenant is required or permitted to maintain pursuant to this Lease (provided such policies are of the type customarily carried by first class office buildings comparable to the Building) and with the certificate of occupancy for the Buiiding.


        6.3 LANDLORD'S RULES AND REGULATIONS. In its use and occupancy of the Premises and use of the Project, Tenant, its agents, employees, representatives, visitors and guests, shall observe faithfully and comply strictly with the rules and regulations promulgated by Landlord with respect to the Project as such rules and regulations, in Landlord's reasonable business judgment, may be amended from time to time hereafter; provided that, except to the extent required by Applicable Legal Requirements, no such amendment having a material adverse effect upon Tenant's use of the Premises shall be made without Tenant's prior written consent. Such rules and regulations as they exist on the date of execution of this Lease by Landlord are set forth on Exhibit "C" attached hereto and hereby made a part hereof. Landlord and Tenant mutually acknowledge and agree that the rules and regulations of the Project are for the benefit of Landlord, Tenant and the other tenants of the Project. Landlord agrees to use all reasonable efforts, in good faith, to apply and enforce such rules and regulations uniformly in the operation of the Project.


        6.4 CONTINUING OCCUPANCY. Tenant's continuous occupancy of the Premises as Tenant's headquarters and the regular conduct of Tenant's business therein are of the utmost importance to Landlord in the maintenance of the character and quality of the Building, in the renewal of other leases of portions of the Building, and in the renting of vacant space in the Building to other tenants. Therefore, Tenant, and only Tenant, shall physically occupy not less than twenty-five percent (25%) of the Office Space (excluding Office
Space which is sublet under Section 18.3) during the entire Term of this Lease, subject only to the requirements of the phasing and completion of Landlord's Work and Tenant's Work in accordance with Article VII and the temporary vacation of space in accordance with the provisions of Article XIII. Nothing herein shall be construed to permit Tenant to sublet or assign any portions of the Premises which are not occupied (or required to be occupied) by Tenant under this Section 6.4 other than in accordance with Article XVIII.


        6.5     ALTERATIONS. In addition to the Tenant's Work contemplated by
Article VII hereof, Tenant shall have the right, at its sole expense, to make from time to time nonstructural interior alterations, additions, improvements and replacements in and to the Premises; provided, however, that Tenant shall have first obtained the written consent of Landlord to each thereof, to the plans and specifications therefor, and to the proposed contractors to perform such work; provided, however, that Tenant shall not be required to obtain Landlord's consent to tenant finish work such as painting, carpeting and wallcovering ("Finishing Work") or to minor improvements or minor alterations which do not affect base building systems, health or safety systems or procedures, structural elements, or walls and the cost of which does not exceed $10,000 ("Minor Alterations"). With respect to Minor Alterations, Tenant shall not commence work until five (5) days after Tenant provides Landlord with written notice of Tenant's intention to do Minor Alterations work together with a reasonable description of the nature of the work and Tenant has not received written notice from Landlord with such five (5) day period objecting to such work. If Landlord objects to such work, Landlord and Tenant shall meet to mutually agree to reasonable modifications requested by Landlord to such work and/or reasonable procedures with respect to the construction or installation of such work. Tenant shall comply with all terms and conditions of each Landlord's consent on such work for which Landlord's consent is required. Tenant shall perform or cause to be performed any permitted work in such a manner so as not to interfere with or impair the use and enjoyment of any other portion of the Building by Landlord and/or other tenants and, if required by Landlord, in its reasonable discretion, Tenant shall do or cause such work to be done at times other than Normal Business Hours, as defined in Section 9.1(a). All alterations, additions, improvements and replacements shall become a part of the Premises when made and shall remain upon and be surrendered with the Premises at the end of the Term; provided, however, that if prior to the termination of this Lease by lapse of time or otherwise, or within fifteen (15) days thereafter, Landlord so directs by written notice to Tenant, Tenant shall promptly remove the alterations, additions, improvements, or replacements which were placed in the Premises by Tenant if the installation thereof required the consent of Landlord and such consent was expressly conditioned upon Tenant's agreement to so remove such alternations, improvements, additions or replacement. Tenant shall repair any damage occasioned by such removal and, in default thereof, Landlord may effect said removals and repairs at Tenant's expense. Tenant agrees to hold Landlord harmless for and defend Landlord against any and all claims and liabilities of every kind and description which may arise out of or be connected in any way with said alterations, additions, improvements and replacements. Tenant shall pay the cost of all decorating and redecorating of the Premises and the Building occasioned by such alterations, additions, improvements and replacements. Tenant hereby covenants and agrees not to place or permit to be placed any lien or liens on or against the Premises or the Project. Further, Tenant does hereby waive, relinquish and disclaim any right or power to cause any lien to be attached to Landlord's interest in the Premises or the Project and Tenant does hereby agree to hold harmless, indemnify and defend Landlord from and against any such lien or liens. Tenant agrees to cause any mechanic's, materialmen's or other lien against the Project or any part thereof or Landlord's interest therein in respect to any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Premises or the Project to be discharged or bonded in accordance with the applicable provisions of Ohio Revised Code Chapter 1311 thirty (30) days of Tenant's receipt of written notice of the filing thereof. Upon completing such alterations, additions, improvements or replacements, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All such alterations, additions, improvements and replacements shall comply with all insurance requirements, all Applicable Legal Requirements, and the minimum standards and procedures for tenant improvements to the Building as set forth in Rider 5 attached hereto and shall be constructed in good and workmanlike manner. Tenant shall have no right to make any structural alterations, additions, improvements or replacements in or to the Premises or (except as otherwise provided in this Lease) to make any alterations, additions, improvements or replacements which affect utility services or distribution systems, mechanical systems or plumbing, electrical or sprinkler lines.


        6.6 FLOOR LOAD. Tenant shall not place or permit to be placed upon any floor of the Premises any item of any nature, or items in the aggregate, the weight of which shall exceed such floor's rated floor live load limit of eighty (80) pounds per square foot.

    6.7   OFFICE EQUIPMENT.


    (a) Business machines and mechanical equipment used by Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space to such a degree as to be objectionable to Landlord or to any tenants of the Building shall be placed and maintained by Tenant in settings of cork, rubber, springs or other materials designed to reduce or eliminate such noise and/or vibration in such a manner as to be sufficient to eliminate such noise and/or vibration or to reduce the same to a degree which is not objectionable.


    (b) Tenant may install, operate, maintain, repair, upgrade, remove and replace from time to time such computers and other machinery and equipment as may reasonably be required by Tenant in connection with its operation of its headquarters executive offices and an investment banking and brokerage business and related support functions, and its conduct of such other business as may be conducted by Tenant at the Premises in accordance with this Lease; provided, however, that any such computer, equipment and machinery installed in the Premises after the date of this Lease which was not located and operated by Tenant in the Building as of the date of this Lease shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld or delayed, except for any such equipment which is installed in connection with Tenant's Work or in substitution for existing equipment and which does not materially increase the floor load or heat produced in the Premises. Landlord agrees not to unreasonably withhold or delay its consent to the installation of any computers, equipment or machinery which do not exceed floor load limitations in the applicable portion of the Premises or require modifications or supplements to the Building standard electrical or HVAC systems or services. Tenant shall pay to Landlord as additional Rent hereunder the full amount of any additional HVAC energy costs as reasonably determined by Landlord which are attributable to the installation of any of the foregoing. Such computers and other machinery and equipment shall at all times be the property of Tenant.


        6.8 MOVING HEAVY EQUIPMENT. If Tenant should desire to move any heavy or bulky equipment, the movement of which is regulated by any Applicable Legal Requirement or which requires special arrangements to be made by Landlord to accommodate such movement, then Tenant shall submit to Landlord notice of the terms and manner in which Tenant proposes to move such equipment and Landlord, with reasonable dispatch shall make appropriate arrangements to accommodate Tenant's intentions and facilitate such movement of equipment all at the expense and for the account of Tenant.


    6.9   NAME OF BUILDING, SIGNS AND DIRECTORY.


    (a) Promptly after the execution of this Lease, Landlord will rename the Building "McDonald Investment Center." Landlord shall not change the name of the Building without the prior written consent of Tenant unless Tenant fails to continuously occupy during the entire Term of this Lease (except for periods of temporary vacancy due to the completion of Landlord's Work and Tenant's Work under Article VII or repairs after casualty in accordance with Article XIII) a minimum of seventy-five percent (75%) of the Office Space (excluding any Office Space which is sublet in accordance with Section 18.3), in which event Tenant's naming rights for the Building shall terminate for the remainder of the Term and Tenant shall reimburse Landlord for the cost of removing the sign at the top of the Building and any other Building signs which identify the name of the Building and include Tenant's name or logo.


(b) Attached as Rider 2 is the exterior and Building lobby signage program for the Building. Landlord and Tenant shall jointly seek all necessary governmental approvals for the exterior Building signage. Within fifteen (15) days after Landlord receives all information from Tenant necessary to prepare and file all applications which must be filed with applicable governmental authorities to obtain permits and approvals for the exterior Building signage shown on Rider 2, Landlord will file and thereafter diligently pursue the applications. Landlord shall be responsible for designing, fabricating and installing all exterior and interior Building signage as shown on Rider 2. The signage shall be installed by Landlord not later than one hundred twenty (120) days after all permits and approvals from all applicable governmental authorities have been obtained for such signage and Tenant has notified Landlord in writing that it approves the signage as approved by the governmental authorities. Landlord shall pay the cost of designing, fabricating and installing signage (other than the signage at the top of the Building) up to a maximum aggregate cost of One Hundred Twenty-Five Thousand Dollars ($125,000) (the "Maximum Amount") with Tenant being responsible for all costs of designing, fabricating and installing the signage at the top of the Building and any costs of designing, fabricating and installing the exterior and interior Building signage in excess of the Maximum Amount ("Tenant's Signage Costs"). Tenant shall reimburse Landlord for Tenant's Signage Costs within sixty (60) days after Landlord delivers to Tenant paid receipts or other documents evidencing the amount of Tenant's Signage Costs. If Tenant's Signage Costs are not paid within said sixty (60) day period, Landlord may deduct Tenant's Signage Costs from the Allowance for Tenant Improvements under Section 7.4.


(c) Except in accordance with the signage program under Section 6.9(b) or as permitted by Section 6.9(d), Tenant shall not place, install or affix or permit the placement, installation or fixation of any sign of any nature on the exterior of the Building or in the windows or lobbies or other public areas.


(d) Tenant may install an identification sign within or adjacent to the entrance of the Premises and within the elevator lobby of any full floor occupied by Tenant; provided such signs have the prior approval of Landlord, which shall not be unreasonably withheld or delayed. All approved signs installed pursuant to this Section 6.9(d) shall be installed and maintained by Tenant in compliance with Applicable Legal Requirements and Tenant shall pay all expenses and all licenses and permit fees relating to the installation and maintenance of authorized signs, and shall pay all expenses of removal and costs of repairs resulting therefrom.


(e) Landlord agrees, at its expense, to maintain, at a suitable place on the ground floor level of the Building, a building directory which shall include the name of Tenant and any other name(s) reasonably requested by Tenant. Space on the lobby directory shall be allocated to Tenant in proportion to the ratio that the Rentable Area of Office Space bears to the Rentable Area of the Building. The reasonable cost of any changes, modifications or additions to any such name(s) in the directory requested by Tenant shall be the responsibility of and charged directly to Tenant.


(f) Landlord, at its expense, shall identify Tenant on the elevator lobby directory of any multitenant floor on which any portion of the Premises is located.


        6.10 COMMON AREAS. Tenant and Tenant's agents, employees, licensees and invitees shall have the right to use, in common with Landlord and Landlord's tenants and the agents, employees, licensees and invitees of each, such public sidewalks, entrances, lobbies, vestibules, stairways, corridors, passenger and freight elevators, public toilets and other public areas as are from time to time maintained in the Project; subject, however, to applicable rules and regulations referred to in Section 6.3, and the rights of Landlord under
Section 17.3. Tenant and Tenant's agents, employees, licensees and invitees shall not obstruct or litter, or use for storage (temporary or otherwise) or for the display of merchandise or services or for any purpose other than the intended and normal purpose, any of said public sidewalks, entrances, lobbies, vestibules, stairways, corridors, passenger and freight elevators, public toilets and other public areas of the Project.


    6.11  HAZARDOUS MATERIALS.


    (a) Tenant shall not cause or permit any hazardous or toxic substance, material or waste which is or becomes regulated by any local, state or federal government ("Hazardous Material") to be brought, kept or used in, on or under the Project by Tenant, its agents, employees, contractors, or invitees in quantities which violate any Applicable Legal Requirements. Without limiting the generality of any other term or provision of this Lease requiring the indemnification of Landlord by Tenant, Tenant shall indemnify Landlord from and against any breach of the above-stated obligation, and shall defend (by counsel acceptable to Landlord) and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, the loss or restriction on use of space or of any amenity in the Project, and sums paid in settlement of claims, reasonable attorneys' fees, reasonable consultant fees, and reasonable expert fees) which arise during or after the Term as a result of such breach. This indemnification includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial removal, or restoration work required by any governmental agency or political subdivision because of Hazardous Material present in, on or under the Project as a result of Tenant's breach of its obligations under this Section 6.11. Without limiting the foregoing, if the presence of any Hazardous Material in the Premises or the Project, as caused or permitted by Tenant, results in any contamination of the Project, Tenant shall promptly take all actions, at Tenant's sole expense and in conformance with all Applicable Legal Requirements, as are necessary or advisable in the use or operation of a first class office building to return the Project to the condition existing prior to the contamination; provided that Landlord's approval of such actions and the contractors to be used by Tenant first shall be obtained.


    (b) Landlord shall not cause or permit any Hazardous Materials to be brought, kept or used in, on or under the Project by Landlord, its agents, employees, contractors or invitees in quantities which violate any Applicable Legal Requirements. Landlord agrees to comply with Applicable Legal Requirements in connection with Landlord's Work, including, without limitation, the abatement of asbestos-containing materials at the Premises in accordance with Landlord's Work (as defined in Section 7.2). Landlord shall indemnify Tenant from and against any breach of the above-stated obligations, and shall defend, by counsel acceptable to Tenant and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses including, without limitation, the loss or restriction in use of the Premises or any amenity in the Project and sums paid in settlement of claims, reasonable attorneys' fees, reasonable consultant's fees and reasonable experts fees which arise during or after the Term as a result of such breach. This indemnification includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remediation, removal, or restoration work required by any governmental agency or political subdivision because of Hazardous Material present in, on or under the Project as a result of Landlord's breach of its obligations under this Section 6.11(b). Without limiting the foregoing, if the presence of any Hazardous Material in the Project as caused or permitted by Landlord results in any contamination of the Project, Landlord shall promptly take all action, at Landlord's sole expense and in conformance with all Applicable Legal Requirements, as are necessary or advisable in the use or operation of a first class office building to comply with Applicable Legal Requirements.


    (c) Notwithstanding, the provision of Section 6.11(b), Landlord's obligations under said Section 6.11(b) shall not arise with respect any Hazardous Material brought, kept or used in, on or under the Project by any tenant of the Project or any tenant's agents, employees, contractors or invitees. Landlord agrees to insert in all tenant leases for the Project provisions comparable to Section 6.11(a) and to take all reasonable actions to enforce such provisions.



                                 ARTICLE VII


                             INITIAL CONSTRUCTION


    7.1 RESPONSIBILITIES OF LANDLORD AND TENANT. The Premises shall be designed and constructed in accordance with this Article VII, with the responsibilities of Landlord set forth herein referred to as "Landlord's Work" and the responsibilities of Tenant set forth herein referred to as "Tenant's Work."


    7.2   LANDLORD'S WORK.


    (a) Landlord shall be obligated to complete at its sole cost and expense in a good workmanlike manner and in compliance with all Applicable Legal Requirements (including without limitation, the Americans with Disabilities Act) the demolition of the Office Space, the abatement of asbestos-containing materials, the fireproofing of the Office Space, the renovation and remodeling of restrooms and certain other work necessary to put the Office Space in Shell Condition for delivery to Tenant for construction of Tenant's Work. Attached hereto as Rider 3 are the specifications for the work to be completed by Landlord in accordance with this Section 7.2 ("Landlord's Work"). The term "Shell Condition" shall mean the condition of the Premises or portions thereof upon substantial completion of Landlord's Work. Landlord's Work shall not include any work to that portion of the 19th floor presently used by Tenant as its computer room as designated on Exhibit A.


    (b) Landlord and Tenant shall in good faith mutually establish a schedule (the "Delivery Schedule") for the phasing and completion of Landlord's
    Work and Tenant's Work on a floor-by-floor basis as well as the vacation of floors in the Building and the occupancy of each floor of the Premises by Tenant. The Delivery Schedule shall (i) minimize the disruption of Tenant's continuing business operations at the Premises, (ii) permit the completion of Landlord's Work and Tenant's Work in a cost-efficient manner, and (iii) take into account the schedule of CHG for vacating the 16th, 17th, and 18th floors of the Building.


    (c) Landlord agrees to upgrade the Building passenger elevators by installing an Otis Electronics 411 computerized traffic control system to improve elevator response to actual traffic demands. Landlord represents that, subject to the provisions of Section 20.2 hereof, the elevator upgrade work shall be completed by September 1, 1994.


    (d) Except as specifically set forth in this Lease, no representations or warranties have been made by or on behalf of Landlord with respect to the Premises or their suitability for the conduct of Tenant's business. Tenant's taking of possession of the Premises or portions of the Premises after completion of Landlord's Work shall conclusively establish that the Premises and the Building were at that time in satisfactory condition, order, and repair except for punch list items identified by Tenant to Landlord in writing within thirty (30) days after a floor of the Premises is delivered to Tenant. Landlord shall be solely responsible for ensuring that at the time the Premises (or portions thereof) are delivered to Tenant, Landlord's Work complies with Applicable Legal Requirements. Landlord shall indemnify, and hold Tenant harmless from any claim, action, cause of action, damage, liability or expense which arises out of Landlord's Work.


    7.3 TENANT'S WORK. Tenant shall construct or cause the construction of all Tenant improvement work to the Premises (the "Tenant's Work") in accordance with Tenant's Plans (as defined below). Tenant's Work (and any alterations undertaken by Tenant pursuant to Section 6.5, any work done by Tenant to build out or improve any space added to the Premises under Article XXI, or any repair, or restoration of the Premises following damage or destruction thereof under Article XIII or XIV of this Lease and improvements which do not require Landlord's consent under Section 6.5) shall be undertaken by Tenant in accordance with the following requirements:


    (a) Tenant's Work shall be performed in accordance with plans and specifications prepared for Tenant by an architect selected by Tenant and approved by Landlord ("Tenant's Architect"), in such detail as Landlord shall require, which plans and specifications shall be approved by Landlord prior to the commencement of Tenant's Work ("Tenant's Plans"), which approvals Landlord agrees not to unreasonably withhold or delay. Tenant's Plans shall have and contain the information and minimum detail set forth on Rider 4 attached hereto and shall provide for improvements:
    (i) that comply in all respects with Applicable Legal Requirements, (ii) that conform to at least the minimum construction standards and procedures for Tenant improvements as set forth on Rider
    5 attached hereto, and (iii) that incorporate good quality materials. Landlord shall have fifteen (15) days following its receipt of Tenant's Plans to approve or reject such plans. If Landlord rejects Tenant's Plans, Landlord shall provide written notice of such rejection to Tenant, which notice shall specify those elements of Tenant's Plans to which Landlord objects. Tenant shall have twenty (20) additional days from notice of such rejection to cure the matters objected to by Landlord, and to submit its revised plans. The acceptance by Landlord of Tenant's Plans shall not constitute the assumption of any liability on the part of Landlord for their accuracy or their conformity with building code requirements, and Tenant shall be solely responsible for Tenant's Plans and Tenant's Work and shall defend and indemnify Landlord in respect to any claim, action, cause of action, damage, liability or expense which arises out of Tenant's Work or Tenant's Plans. Tenant's Work as performed in accordance with Tenant's Plans is intended to enhance the Building and, in consideration thereof, Landlord is contributing to the cost of Tenant's Work (including the preparation of Tenant's Plans) as set forth in Section 7.4 hereof. A complete set of Tenant's Plans that fully comply with the foregoing requirements (reflecting the as-built condition of the Premises) shall be delivered to Landlord within sixty (60) days following the substantial completion of Tenant's Work.


    (b) Tenant's Work shall be designed, engineered, performed and supervised by a general contractor, subcontractors, architects, engineers and other design professionals approved by Landlord prior to the commencement of the work, which approvals shall not be unreasonably withheld nor delayed. Landlord shall also have the right to review and approve Tenant's contracts with its general contractor, architect and any other design professional, which approvals shall not be unreasonably withheld or delayed.


    (c) Prior to the commencement of Tenant's Work, Tenant shall cause Tenant's general contractor to provide for the benefit of Landlord a performance bond guaranteeing completion of Tenant's Work and a labor and material payment bond covering Tenant's Work, naming Landlord as an additional beneficiary and/or dual obligee in a form and issued by a surety company reasonably satisfactory to Landlord.


    (d) Tenant shall cause Tenant's Work to be performed under the supervision of Tenant's Architect.


    (e) Tenant's Work shall not be commenced prior to Tenant having obtained all permits, approvals, and authorizations therefor required by any federal, state, and local governmental entities or agencies thereof having jurisdiction over Tenant's Work to be performed, and Tenant's delivery of copies of such permits, approvals, and authorizations to Landlord. Landlord agrees to cooperate with Tenant, at Tenant's sole cost and expense, to the extent necessary to procuring all applicable permits, approvals, and authorizations.


    (f) Tenant's Work shall not be commenced until Tenant has provided Landlord with certificates evidencing that public liability and property insurance of the type and with the limits set forth in this Lease is in effect, further endorsed to afford builder's risk and other coverage, as appropriate, for the work to be performed by or on behalf of Tenant.

    (g) Tenant's Work shall be performed in a good and workmanlike manner, in accordance with all Applicable Legal Requirements, as well as all requirements of any national or local board of fire underwriters applicable to the Building.


    (h) At all times during the construction of Tenant's Work, Tenant and Tenant's contractors shall have and maintain workers' compensation insurance as appropriate, covering any persons employed in connection with Tenant's Work.


    (i) All materials and equipment required in connection with Tenant's Work shall be stored only upon the Premises and shall be delivered to the Premises only through the service elevators at times reserved by Tenant and approved by Landlord.


    (j) Tenant's Work shall be performed so as not to unreasonably or materially interfere with the access, enjoyment or business of Landlord or other tenants and occupants of the Building.


    (k) Tenant's Work shall be undertaken and completed on a floor-by-floor basis in accordance with the Delivery Schedule. Substantial completion, the issuance of occupancy permits, and the funding of the Construction Allowance shall be accomplished on a floor-by-floor basis.


    (l) Upon substantial completion of each floor of Tenant's Work, Tenant shall deliver a standard AIA Certificate of Substantial Completion signed by Tenant's Architect stating that Tenant's Work on such floor has been substantially completed in accordance with Tenant's Plans.


    (m) Tenant agrees to timely pay all sums of money in respect of any labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises, which may be secured by any mechanic's, materialmen's or other lien or any part thereof or Landlord's interest therein and will cause each such lien to be discharged or bonded in accordance with Ohio Revised Code Chapter 1311 within thirty (30) days after Tenant's receipt of notice of the filing thereof. Tenant agrees to include in any contract for improvements on the Premises a statement to the effect that Tenant is not an agent of Landlord, and that there is no agency or other relationship between it and Landlord which shall in any way give rise to a presumption that a lien may be placed against Landlord's interest in and to the Premises. Upon completion of Tenant's Work for each floor, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used for such floor.


    (n) Tenant shall prepare, record and post such notices of commencement as may be required to comply with Ohio Revised Code Section 1311.04 and otherwise take such action as may be required to comply with Chapter 1311 of the Ohio Revised Code with respect to Tenant's work.


    (o) Tenant hereby agrees to indemnify Landlord and to hold Landlord harmless from and against any and all loss, cost, damage, claim, liability or expense, for or in connection with any damage to the Project or any portion thereof caused by or arising out of Tenant's Work.


    7.4    ALLOWANCE FOR TENANT IMPROVEMENTS.


    (a) Landlord agrees to provide an allowance of up to, but not in excess of Six Million Four Hundred Ninety Six Thousand One Hundred Four
    Dollars ($6,496,104), (the "Construction Allowance"), toward the actual cost of designing and constructing Tenant's Work (the "Construction Costs") payable periodically (as provided below) during the progress of Tenant's Work. Tenant shall be solely responsible for any costs in excess of the Construction Allowance.


        Prior to approval of Tenant's general contractor, Tenant shall submit to Landlord a certified copy of (i) the construction bid of the general contractor proposed by Tenant to perform Tenant's Work (the "Construction Bid"), which bid shall be itemized into generally accepted cost categories, and (ii) Tenant's contracts with the architect and other design professionals engaged by Tenant to design and engineer Tenant's Work. Landlord's Pro Rata Share of Construction Costs shall be equal to the lesser of (i) one hundred percent (100%) of such costs, or (ii) the percentage obtained by dividing the Construction Allowance by the sum of the Construction Bid plus the architect's and design professionals' fees hereunder (the "Architect's Fees"). Tenant's Pro Rata Share of
    Construction Costs shall be equal to the amount of one hundred percent (100%) of such costs less Landlord's Pro Rata Share of Construction Costs.


        Tenant shall submit to Landlord a certified copy of the construction contract between Tenant and Tenant's approved general contractor for performance of Tenant's Work promptly following execution thereof.
    Tenant shall also submit to Landlord a certified copy of any change orders to the original construction contract promptly following approval of Tenant. Landlord reserves the right to adjust the calculation of Tenant's Pro Rata Share of Construction Costs to reflect any adjustments in the cost of Tenant's Work.


    (b) The Construction Allowance shall be paid by Landlord to Tenant (or, if requested by Tenant, directly to the general contractor) every sixty
    (60) days as the performance of Tenant's Work proceeds, in proportion to the progress of such work less Tenant's Pro Rata Share of Construction Costs and less the retainage amount provided for in Tenant's construction contract (the "Retainage Amount") which in no event shall be less than ten cents (10cts) for each One Dollar ($1) of actual work completed and for which payment is sought until Tenant's Work reaches fifty percent (50%) completion as evidenced by certification by Tenant's Architect, subject, however, to Landlord timely receipt of invoices, draws and appropriate documentation, as hereinafter required. Promptly following approval by Landlord of Tenant's Plans, and provided that Tenant has furnished Landlord with invoices from Tenant's architect and other design professionals detailing the Architect's Fees, Landlord shall pay to or reimburse Tenant for costs incurred by or billed to Tenant prior to the commencement of such construction or during the performance thereof, for Architect's Fees or other costs properly attributable to Tenant's Work but payable without reference to the progress of construction work. Tenant may thereafter submit a request or requests for payment from time to time and shall provide Landlord with appropriate documentation of construction progress and requested draws against the Construction Allowance including AIA Form 706 Requests for Payment with appropriate substantiation (including invoices from contractors, suppliers, and materialmen, and current affidavits and waivers of lien by all of Tenant's contractors, subcontractors, suppliers, and materialmen, in favor of Landlord and its designees). Landlord shall make periodic progress payments every sixty (60) calendar days, with the first such payment to be made not sooner than thirty (30) days following the date on which Tenant's Plans have been approved by Landlord. Each such payment shall include reimbursement for costs specified in any request(s) for payment which have been received by Landlord at least thirty (30) days prior to such payment being made, and shall be subject to the Retainage Amount set forth above.


    (c) At such time as all of Tenant's Work is substantially completed (which, for the purpose of this Lease, shall be deemed to occur at such time as Tenant's Work shall have been completed substantially in accordance with Tenant's Plans, a certificate of occupancy has been or will imminently be issued therefor, Tenant's Architect shall have issued its AIA Certificate of Substantial Completion with respect to all of such work, and Tenant shall be able to use and occupy the entire Premises for purposes permitted by this Lease without unreasonable interference from the completion or correction of Tenant's Work), Tenant shall arrange for an inspection of the entire Premises by Landlord, for the purpose of verifying that Tenant's Work is substantially complete. Upon verification by Landlord that Tenant's Work is substantially complete and receipt of final waivers of lien, Landlord will promptly pay to or as directed by Tenant, the Retainage Amount.


    (d) Landlord shall have a period of two hundred seventy (270) days after the substantial completion of Tenant's Work to audit the Construction Costs. If Landlord notifies Tenant of its intention to audit, Landlord shall have sixty (60) days after delivering such notice to Tenant to audit the Construction Costs and to notify Tenant in writing prior to the expiration of the sixty (60) day period if it disputes the Construction Costs. Tenant shall make available to Landlord or its designees at the Premises copies of all construction records, invoices and evidence of payment as Landlord may reasonably require to audit the Construction Costs.


           If, within fifteen (15) days following Landlord's notice that it disputes the Construction Costs, Landlord and Tenant fail to agree as to the amount or as to the appropriateness of the item(s) in the Construction Costs at issue and Landlord delivers written notice to Tenant within said fifteen (15) day period that it wants a third party to resolve the issue(s), then Landlord may require that the dispute be resolved by binding arbitration in accordance with the procedures set forth in Section 5.7(d).


    (e) If Landlord fails to pay the Construction Allowance in accordance with the provisions of Section 7.4, Tenant shall have the right to set off against Base Rent as it comes due under the Lease the amount of any unpaid Construction Allowance together with interest on the unpaid Construction Allowance at the Interest Rate (as defined in Section 15.2(a)) for the period from the date the applicable Construction Allowance payment was due until it is paid or set off against Base Rent.

        7.5 APPROVALS NOT TO BE UNREASONABLY WITHHELD, CONDITIONED OR DELAYED. Landlord and Tenant agree that, with respect to any approvals to be given by either party or its respective agents in connection with construction obligations under Article VII of this Lease, no such approval shall be withheld, conditioned or delayed unreasonably. The parties agree to promptly render any decisions or approvals which are permitted or required in connection with this Lease. Landlord further agrees that Landlord shall not charge Tenant a fee for reviewing Tenant's Plans and contracts or coordinating Tenant's Work with other activities in the Building.



                                 ARTICLE VIII


                                   REPAIRS


        8.1 LANDLORD'S REPAIRS. Except as provided in Section 8.2 below, Landlord shall make all repairs and replacements necessary to maintain in good order and repair and in a condition comparable to other Downtown Cleveland office buildings of similar age and class, the base Building systems, including heating, ventilating and air-conditioning ("HVAC") systems, the plumbing, mechanical and electrical systems, outer windows, roof, foundation, exterior walls and structural members and floors (excluding floor coverings), but specifically not including items which are Tenant's responsibility under
Section 8.2.


        8.2 TENANT'S REPAIRS. Tenant shall be responsible, at its sole expense, for maintaining in good order and repair all nonstructural portions of the Premises (including replacing any glass, inside windows and doors and any frames and hardware thereof), building systems in the Premises from the point Tenant's Work ties into the existing building systems, and the fixtures, appurtenances and equipment in the Premises, including, without limitation, Tenant's Work, Tenant's trade fixtures, personal property and installations such as, by way of example and not limitation, supplemental HVAC and electrical systems. In the event repair or maintenance of the Premises or any part thereof is required or otherwise undertaken, such work shall be performed only by Landlord and at a cost to Tenant that is competitive with the cost that would be charged by an unrelated contractor with construction experience and standards at least equal to that of Landlord. Except as otherwise provided in
Section 10.3 of this Lease, Tenant shall be liable to Landlord for all damage to the Premises, the Project and any fixtures, appurtenances and equipment therein, caused by Tenant or any of Tenant's agents, employees, representatives, invitees or licensees. Notwithstanding the provisions of this
Section 8.2, Landlord shall make such alterations or replacements to the restrooms located in the Premises which are required to comply with all Applicable Legal Requirements.


        8.3 PERFORMANCE OF REPAIRS. Landlord shall make any repairs of the type specified in Section 8.1 or 8.2 within a reasonable period of time after written notice that such repairs are needed is received by Landlord from Tenant. Landlord shall be permitted to perform any repairs, alterations, additions or improvements to the Premises, the Project, or any fixtures, appurtenances or equipment therein during Normal Business Hours and shall use reasonable efforts to minimize interference with Tenant's use of the Premises in the performance of such work. Landlord shall not be liable or responsible for any injury or inconvenience to, or interference with, Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Project or to any fixtures, appurtenances or equipment therein, and except as otherwise provided in Section 9.11, there shall be no abatement of Rent by virtue of any such repairs, alterations, additions or improvements.



                                  ARTICLE IX


                              BUILDING SERVICES


   9.1 SERVICES PROVIDED BY LANDLORD. Landlord shall perform and provide services and facilities as follows (the costs of which are included as Operating Expenses):


    (a) Air-conditioning, ventilation and heating through the Building's HVAC system during the hours of 8:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 1:00 P.M. Saturday, exclusive of those holidays from time to time designated by Landlord ("Normal Business Hours");


    (b) Passenger elevator service at all times and freight elevator service during weekday Normal Business Hours and at such other times as may be reasonably requested by Tenant subject to Landlord's scheduling requirements and Tenant's obligation to reimburse Landlord for additional Building security or other personnel as needed to provide freight elevator service during other than Normal Business Hours;


    (c) Hot and cold water and sanitary sewer service for lavatory, drinking and other domestic purposes;


    (d) Electric current to the public areas of the Project, except for the illumination of any exterior signage of Tenant other than signs located immediately above the north Building entrance and East Ninth Street plaza entrance;


    (e) Maintenance and cleaning services (i) for public areas of the Building, including, without limitation, removal of snow, ice and debris but excepting any exterior signage installed on the top of the Building, and (ii) for the Premises in accordance with Rider 1 attached hereto and made a part hereof; and


    (f) Security service for the public areas of the Project in accordance with the Security Program attached hereto as Rider 6.


   9.2    UTILITIES AND AFTER-HOURS HVAC.


    (a) Tenant shall purchase all electricity required for the Premises and for the sign at the top of the Building from Landlord. Tenant shall pay to Landlord for such service an amount based upon Tenant's consumption of electricity, as measured by meters furnished and installed by Landlord at Tenant's expense, at rates, including any minimum demand charges and/or minimum service charges, which would be applicable if Tenant were obtaining electric service directly from the same local utility providing electricity to the Building and by aggregating Tenant's usage as if it were reported on one meter. Landlord shall cause the meter(s) monitoring Tenant's consumption to be read on a regular basis, and shall invoice Tenant on a monthly basis for electrical service. All such invoice amounts shall be deemed additional rent due and payable on or before the date set forth for payment on each such invoice.


    (b) Should Tenant require water and/or sewer service in excess of those provided under Section 9.1, Tenant shall purchase such excess water and/or sewer services from Landlord, and shall pay to Landlord an amount based upon Tenant's metered consumption, as measured by meters to be approved by Landlord and installed by Tenant at Tenant's expense. Landlord shall invoice Tenant for such excess services on a regular basis in an amount determined by applying to Tenant's consumption the rates, including any minimum charges, which would be applicable if Tenant were obtaining such services directly from the same local utility companies serving the Building and by aggregating Tenant's usage as if it were reported on one meter.


    (c) If Tenant shall require HVAC service to the Premises at times other than Normal Business Hours, Tenant shall so notify Landlord's building manager at least twenty-four (24) hours prior to the time such service is required, and Landlord shall provide HVAC service during the period of time for which such service is requested. Landlord shall invoice Tenant for such after-hours HVAC service at a rate of One Hundred Twenty-Five Dollars ($125) per hour for each floor of the Premises for which such after-hours HVAC is provided, which rate may be adjusted from time to time by Landlord to reflect changes in the cost of providing such service, and Tenant shall pay the amount of such invoice within the payment period provided thereon.


    (d) Landlord shall provide to providers of telecommunications services access to the Building and the other portions of the Project as reasonably necessary to permit the upgrade, from time to time, of telecommunications services and systems provided to the Project and made available for Tenant and other tenants in the Building. Landlord shall also make available to Tenant roof access at reasonable rates (taking into account the rates charged for similar roof access rights for other buildings in Downtown Cleveland) for the installation of satellite dishes and other communications devices and equipment at a location designated by Landlord. Tenant's installation of the foregoing equipment shall be subject to Landlord's prior review and approval of plans and specifications for installation and work scheduling.


   9.3 ADDITIONAL TENANT SERVICES. Should Tenant require other services of the type set forth in Sections 9.1 and 9.2 above for periods other than or in quantities greater than described in said Sections, Landlord shall use reasonable effort to provide such additional services subject to:


   (a)    Landlord's receiving notice of Tenant's service request;


   (b)    The capacity of the Building and the systems therein;


   (c) Tenant's agreement to pay such charge as Landlord shall set for the additional service; and

    (d) Tenant's being in compliance with each and every term and condition of the Lease.


    9.4   SUSPENSION OF SERVICES.  Subject to the limitations of Section
9.11, Landlord reserves the right, without abatement of or diminution in Rent and without any liability to Tenant or any third party as a result thereof, to suspend, delay or discontinue furnishing any of the services to be provided by Landlord under this Lease whenever necessary by reason of an event of force majeure (as defined in Section 20.2) or at the request of Tenant. Subject to the limitations of Section 9.11, Landlord also reserves the right to temporarily suspend, delay or discontinue furnishing any of such services, without abatement of or diminution in Rent and without any liability to Tenant or any third party as a result thereof, in connection with such inspections, cleaning, repairs, replacements, alterations or improvements as, in Landlord's judgment, may be desirable or necessary to be made to the Premises or the Project from time to time; provided, however, that such services shall not, to the extent reasonably feasible, be suspended, delayed or discontinued for such purposes during Normal Business Hours. Landlord does not warrant that any service hereinabove described or otherwise supplied by Landlord shall be free from interruption, and no such interruption shall be deemed an eviction or a disturbance of Tenant's use and possession of the Premises.


    9.5 SECURITY SERVICES. Tenant acknowledges that the security services provided by Landlord with respect to the public areas of the Building and other portions of the Project are intended to be deterrent in nature, and Landlord does not undertake to insure and specifically does not insure that damage to person or property will thereby be prevented upon the Project and all portions thereof. Tenant hereby releases Landlord, its partners, agents, employees and contractors from any and all liability arising out of the provision of security services (including, without limitation, liability arising from the negligence of Landlord and/or its agents) unless the same shall result from the willful or wanton misconduct of Landlord, its officers, employees, agents or contractors. Except as otherwise provided in Rider 6, no security services shall be provided to Tenant by Landlord with respect to the interior of the Premises or any other areas of the Project other than public areas of the Building.


    9.6   UTILITY SERVICES FOR THE PREMISES; TERMINATION OF SERVICE.


    (a) Tenant shall purchase from Landlord or directly from the serving utility all utility services for the Premises in accordance with Section 9.2.


    (b)   In the event Landlord provides any utility services as set forth in
    Section 9.2, Landlord may discontinue furnishing such services upon five
    (5) business days' written notice if the charges therefor are not paid as provided in Section 9.2, and no resulting discontinuation shall be deemed an eviction or render Landlord liable to Tenant for damages or relieve Tenant from its obligations under this Lease. Except as provided in
    Section 9.11, Landlord shall not be liable to Tenant, in damages or otherwise, if the furnishing of any utility services to the Premises shall be interrupted or curtailed because of repairs or improvements to Landlord's system, damage to or destruction of any of Landlord's equipment, or disruption or curtailment of primary sources of supply. Except as provided in Section 9.11, no interruption or termination of such services shall release Tenant from the performance of its obligations under this Lease, nor shall it constitute a constructive eviction or permit any abatement or diminution of Rent. Landlord shall have the right at any time to cease to furnish utility services as set forth in
    Section 9.2 without any responsibility to Tenant except to connect such service facilities with such other sources of supply as may be available. If Landlord shall elect to discontinue any one or more of such utility services, Tenant shall thereafter pay charges for such service directly to the serving utility.


    9.7 PARKING. Landlord hereby grants to Tenant a license to use parking spaces in the Garage in the number set forth in Article I, Section 1.1(g) above. Such parking spaces shall be non-reserved; provided, however, that (1) Landlord agrees to designate a group of five (5) such spaces together on one of the first through fourth floors of the Garage for use by Tenant's customers and these five (5) spaces shall be reserved spaces and (2) Landlord agrees to maintain at least seventy-five (75) of the total spaces on the third through seventh floors of the Garage as non-reserved spaces. Tenant shall pay to Landlord a monthly fee for the use of such parking space(s) at the following rates which payment shall accompany the monthly payment of Base Rent:


    (a) The parking rate on the reserved spaces shall be at the rate charged from time to time by Landlord for reserved spaces in the Garage. Effective April 1, 1994, the parking rate for the non-reserved spaces shall be Ninety Dollars ($90) per month per space.


    (b) The parking rate per month per non-reserved space shall not exceed the Maximum Parking Fee, as hereinafter defined.


    (c) The Maximum Parking Fee during the Initial Term shall be Ninety Dollars ($90.00) increased by the lesser of (i) the percentage increase in the Index for the month of April 1994 to the month in which the parking fee is payable or (ii) three percent (3%) per annum from April 1, 1994 to the month in which the parking fee is payable, provided that once tenants in the Building occupy seventy five percent (75%) or more of the Rentable Area in the Building the Maximum Parking Fee for the Initial Term shall be increased to One Hundred Ten Dollars ($110.00) and thereafter increased by the lesser of (i) the percentage increase in the Index for the month in which Building Occupancy reaches seventy five percent (75%) (the "75% Month") to the month in which the parking fee is payable or (ii) three percent (3%) per annum from the 75% Month to the month in which the parking fee is payable.


    (d) During any Renewal Term, the Maximum Parking Fee shall be ninety percent (90%) of the parking rate per month charged from time to time by Landlord to the general public for a non-reserved monthly space.


    9.8 ACCESS TO THE PREMISES. Tenant shall have access to each floor of the Premises on a twenty-four-hours-per-day, seven-days-per-week basis subject to reasonable security procedures established by Landlord for such access.


    9.9 STORAGE SPACE. If Landlord shall maintain storage space in the Building for use by tenants, such space shall be made available to tenants on a first-come, first-served basis at a location determined by Landlord and at a rental rate for such space as may be established by Landlord from time to time; provided, however, that the rental rate chargeable to Tenant for such space shall not exceed the rental rate payable for the Print Shop Space for the same period of time. Tenant may terminate its lease as to any storage space (including the Storage Space) on sixty (60) days' prior written notice to Landlord.


    9.10 FITNESS CENTER. Landlord agrees to design, construct, equip and open by January 1, 1995 a fitness center (with showers) at a location in the Building selected by Landlord. The fitness center shall be available to Tenant and its employees and may be made available, in Landlord's sole discretion, to all Building tenants and their employees. The use and availability of the fitness center shall be subject to such terms and conditions as Landlord may prescribe, including, without limitation, the requirement that all users of the fitness center execute waivers of claims against Landlord, the Managing Agent and other parties designated by Landlord arising out of the use or operation of the fitness center. The fitness center shall contain approximately 3,000 square feet of Usable Area. Landlord shall not be required to staff the fitness center. Landlord agrees to consult with Tenant with respect to the initial design and proposed operation of the fitness center, a preliminary plan for which is attached as Rider 7. Landlord shall maintain the fitness center in good condition and repair and the equipment and facilities in the fitness center shall be updated, repaired, maintained and replaced from time to time.


    9.11 LOSS OF ESSENTIAL BUILDING SERVICES. If as a result of the failure of equipment or facilities of Landlord in the Building or on the Land (excluding any equipment of facilities which are part of Tenant's Work or alterations or improvements made by Tenant to the Premises) which provide HVAC service or utility service to the Premises, the Premises is untenantable as a result of the lack of elevator access, air-conditioning, electricity, water or heat to the Premises for more than five (5) consecutive business days after receipt of written notice from Tenant that such service is unavailable, the Base Rent for the Premises will abate for the period commencing five (5) business days after Tenant gives such written notice to Landlord that such service is unavailable to the Premises and ending when such service is restored. The amount of such abatement shall be proportionate to the percentage of the Premises which is untenantable as a result of the circumstances described in this Section 9.11. Landlord shall have no liability under this
Section 9.11 for disruption in service caused by the utilities supplying such services, or the failure of lines or equipment which are not the responsibility of Landlord to maintain or repair, or if the loss or disruption in service is due to the act or omission of Tenant or its officers, employees, agents, invitees or contractors.



                                  ARTICLE X


                                  INSURANCE


    10.1 TENANT'S INSURANCE. At all times during the Term, Tenant, at its sole expense, shall obtain and keep in full force and effect (i) commercial general liability insurance against claims for personal injury, bodily injury and property damage occurring on, in or about the Premises in form reasonably acceptable to Landlord, with a combined single limit (CSL) of Three Million Dollars ($3,000,000) per occurrence and in the aggregate for bodily injury and property damage, or in such greater amounts as hereinafter required, and (ii) property damage insurance covering all risks, with endorsements as Landlord may from time to time reasonably require, covering, to


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
the extent of their full replacement value, all trade fixtures, furniture, fixtures and equipment and other contents of the Premises, including inventory and all leasehold improvements, and business interruption and extra expense insurance. No deductible in any policy required hereunder to be maintained by Tenant shall exceed Ten Thousand Dollars ($10,000) per occurrence. Landlord, the Managing Agent, and the Mortgagee of the Project (as well as such other parties as Landlord may reasonably designate from time to time hereunder) shall be named as additional insureds on the policy required in Subsection 10.1(i) above with the same limits of coverage and shall be furnished with a certificate thereof. Landlord, Managing Agent, and the Mortgagee of the Project (as well as such other parties as Landlord shall reasonably designate from time to time hereunder) shall be named as certificate holders (but not additional insureds) on the policy required in Subsection 10.1(ii) above. Each such policy of insurance, to the extent obtainable, shall provide:


    (a) That any claim shall be payable notwithstanding any act, whether of commission or omission, negligent or otherwise, of Landlord, of Tenant, of any other tenant in the Building or Project or of any agent, employee, representative, visitor or guest of any of them, which act might otherwise result in the forfeiture of the insurance afforded by such policy; and


    (b) That Tenant shall not be liable to the insurer by reason of any payment by the insurer to Landlord or any such other tenant.


    All of Tenant's insurance policies shall be carried with companies licensed to do business in the State of Ohio, with a rating of "A VIII" or better as set forth in the most current issue of Best's Insurance Reports. Tenant shall deposit with Landlord a copy of all such policies showing such insurance to be in force prior to the Commencement Date, and thereafter at least thirty (30) days prior to the expiration of any such policy. All policies shall contain an undertaking by the insurers to notify Landlord and Tenant in writing, by registered or certified mail, not less than thirty (30) days prior to any material change, cancellation or other termination of such insurance.


    The amount of commercial general liability insurance required to be carried by Tenant under this Section 10.1 shall be increased every five (5) years during the Term by the percentage increase in the Index from the month of April, 1994 to the month immediately preceding the first month of the year in which the increase is required.


    10.2 LANDLORD'S INSURANCE. At all times during the Term, Landlord, at its sole expense, shall obtain and keep in full force and effect the following:


    (a) Commercial general liability insurance, including blanket contractual liability, personal injury, death and property damage insurance, upon the common areas of the Project. Such insurance shall be issued by a responsible insurance company or companies authorized to do business in the State of Ohio, with deductible amounts not in excess of the usual and customary deductible for insurance policies covering similar risks carried by landlords in comparable first-class office buildings in Downtown Cleveland and in the amount of no less than One Million Dollars ($1,000,000) for injury to or death of one (1) person and a combined single limit of Three Million Dollars ($3,000,000) per occurrence and in the aggregate for bodily injury or death or property damage, with an excess or


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
    umbrella policy or policies with additional aggregate limits of not less than Ten Million Dollars ($10,000,000).


    (b)   A policy or policies of Replacement Cost Insurance (with Agreed
    Amount Endorsement), with deductible amounts not in excess of the usual and customary deductible for insurance policies covering similar risks carried by Landlords in comparable first-class office buildings in Downtown Cleveland and in amounts which, in any event, are sufficient to cover the full replacement value of the Project and to prevent Landlord from being a co-insurer of any loss under such policy or policies, insuring against loss or damage by fire, the elements, vandalism, malicious mischief, flood (to the extent available at reasonable rates), earthquake (to the extent available at reasonable rates) and such other perils as are now comprehended in the term "extended coverage." The foregoing policy or policies shall include rent loss insurance with respect to rent and other income from the Project in such amounts and for such periods of not less than one (1) year as Landlord may reasonably require.


    (c) Landlord shall deposit with Tenant a copy of all such policies or certificates showing such insurance to be in force prior to the Commencement Date, and thereafter at least thirty (30) days prior to the expiration of any such policy. All policies shall contain an undertaking by the insurers to notify Landlord and Tenant in writing, by registered or certified mail, not less than thirty (30) days prior to any material change, cancellation or termination of such insurance.


    10.3 MUTUAL WAIVER OF SUBROGATION. Neither party hereto nor its representatives, agents or employees shall be liable to the other party or to anyone claiming through the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any business interruption or for any loss or damage to any building, structure or other tangible property, in any manner growing out of or connected with either party's use or occupation of the Premises, or the use or occupation of the Premises by Tenant's agents, employees, representatives, visitors, or guests even though such business interruption, loss or damage might have been occasioned by the negligence of such party, its agents or employees, (i) to the extent that such business interruption, loss or damage is or could be covered by a fire and extended coverage insurance policy (with vandalism and malicious mischief endorsement attached), by a contents insurance policy or by a sprinkler leakage or water damage policy in Ohio, regardless of whether such insurance policies are actually carried, or (ii) to the extent of recovery under any other insurance carried covering such business interruption, loss or damage. Each insurance policy carried by the parties hereto shall contain a clause to the effect that the foregoing waiver shall not affect the right of the insured party to recover under such policy.


    10.4 TENANT'S WAIVER AGAINST OTHER TENANTS. Tenant hereby waives all claims against all other tenants and occupants in the Project, and releases all such other tenants from all liability for any injury, damage or loss of any nature whatsoever to persons or property (whether of Tenant or any other person) occurring in, on or about the Project from the negligence of any other tenant, its agents, employees, representatives, visitors and guests, and from any risks included in policies of insurance for such injury, damage or loss, including, without limitation, fire and extended coverage insurance as the same generally may be carried from time to time by tenants of first-class office building complexes in Ohio. Landlord agrees to use reasonable


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
efforts to include a provision corresponding to this Section 10.4 in each tenant's lease in the Building and Tenant's waiver against other tenants as contained herein shall apply only to tenants with a corresponding provision in their respective lease.



                                  ARTICLE XI


                            MUTUAL INDEMNIFICATION


        11.1 INDEMNIFICATION BV TENANT. Tenant shall indemnify, defend (by counsel acceptable to Landlord) and save Landlord, and Landlord's Mortgagee, Managing Agent, their respective successors and assigns and the partners, employees, officers, agents, affiliates, contractors and assigns of any of the foregoing harmless from and against any and all claims, demands, actions, suits, losses, damages, costs, expenses and liabilities whenever arising on or after the date hereof, that may be asserted or alleged to be based upon injury, damage or loss of any nature whatsoever to persons or property (whether of Landlord or any other person) arising out of or due to, or asserted or alleged to arise out of or be due to any act (whether of commission or omission) of Tenant or any of its agents, employees, representatives, visitors or guests with respect to the Premises or in the exercise of Tenant's rights or the performance of Tenant's covenants and obligations under this Lease or in the use or occupancy of the Premises or the Project by Tenant or any of its agents, employees, representatives, visitors or guests, whether or not any such claim, demand, action, suit, loss, damage, cost, expense or liability is asserted by any agent, employee or representative of Tenant, or by any visitor, guest or other third party, and whether or not any such claim, demand, action, suit, loss, damage, cost, expense or liability is based upon or asserted or alleged to be based upon negligence. The indemnification herein set forth shall not apply to the gross negligence or willful or wanton misconduct of Landlord, its partners, employees, agents or contractors and shall be subject to the limitations of Section 10.3 of this Lease.


        11.2 INDEMNIFICATION BY LANDLORD. Landlord shall indemnify, defend (by counsel acceptable to Tenant) and save Tenant and the partners, employees, officers, agents, affiliates, contractors and assigns of Tenant harmless from and against any and all claims, demands, actions, suits, losses, damages, costs, expenses and liabilities whenever arising on or after the date hereof, that may be asserted or alleged to be based upon injury, damage or loss of any nature whatsoever to persons or property (whether of Tenant or any other person) arising out of or due to, or asserted or alleged to arise out of or be due to any act (whether of commission or omission) of Landlord or any of its agents, employees, representatives, visitors or guests with respect to the Premises, the Project or in the exercise of Landlord's rights or the performance of Landlord's covenants and obligations under this Lease, whether or not any such claim, demand, action, suit, loss, damage, cost, expense or liability is asserted by any agent, employee or representative of Landlord, or by any visitor, guest or other third party. The indemnification herein set forth shall be subject to the limitations of Section 10.3 of this Lease.

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
                                 ARTICLE XII


                     LIMITATION OF LIABILITY OF LANDLORD


        Except as otherwise provided in Section 9.11 or Article XI, neither Landlord nor any of its agents, employees or representatives shall be liable for any injury, damage or loss of any nature whatsoever to person or property (whether of Tenant or any other person or party) occurring in, upon or about the Project (including, without limitation, the Premises), even if such injury, damage or loss arises out of or is due to, or is asserted or alleged to arise out of or be due to, any act (whether of commission or omission) or negligence of Landlord or any of its agents, employees or representatives. Landlord, its agents, employees and representatives shall have no responsibility for the care or safety of any goods, equipment or property of any kind, type or nature kept on the Premises by Tenant, or for the criminal acts of third parties, and Landlord, its agents, employees and representatives shall not be liable for any theft, damage or injury occasioned by failure to keep the Premises heated, cooled, or in repair, or for any bodily injury or property damage done or occasioned by or from structural failure or collapse of any building, improvement or structure or leakage from any pipe, or lines, or the bursting, leaking or running of any water or sewage from any pipe or outlet, container or fixture, in, above, upon or about the Project or the Premises, or for any injury or damage occasioned by wind, snow or ice being upon or coming through the roof, skylight, windows, doors, parking, road or sidewalk areas, or otherwise, or for any injury or damage arising from the omission of any of the utilities or services supplied or due to be supplied by Landlord hereunder, or from acts of negligence or willfulness of co-tenants or other occupants or users of the Project.



                                 ARTICLE XIII


                            DAMAGE AND DESTRUCTION


        13.1 DAMAGE REPAIRABLE WITHIN TWO HUNDRED SEVENTY (270) DAYS. If the Premises or the Building shall be damaged or destroyed by fire or other casualty, act of God or other cause which is an insurable peril and could be restored or repaired within two hundred seventy (270) days after the date of such casualty, as reasonably determined by Landlord; then this Lease shall remain in full force and effect and the damage to the Premises and the Building, excluding the portions of Tenant's Work and any other trade fixtures, installations, additions or improvements made by Tenant to the Premises prior to or after the date of this Lease which are and remain Tenant's property ("Tenant's Property"), shall be repaired by Landlord, at Landlord's expense, and the damage to Tenant's Property shall be repaired by Tenant at Tenant's expense. Landlord and Tenant shall prosecute such respective repairs diligently so that the same shall be accomplished as soon as reasonably possible but not later than two hundred seventy (270) days after the date of such casualty. Until Landlord's repairs to the Premises are complete and the Premises are delivered to Tenant, Rent shall be abated on a per diem basis proportionate to the extent that the Premises are untenantable or incapable of reasonable and safe access and use for the purposes contemplated by this Lease and for the period from the date of the casualty to the date the Premises are delivered to Tenant. Neither Landlord nor Tenant shall incur any liability on account of any delay incurred in good faith in



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
the making and/or completion of such repairs which may arise by reason of adjustment of insurance or an event of force majeure described in Section 20.2.


        13.2 OTHER DAMAGES. (a) If all or substantially all of the Building and/or the Premises are damaged so as to render the Premises untenantable or incapable of reasonable and safe access, by fire or other casualty, act of God or other cause and the Building and Premises could not be restored or repaired within two hundred seventy (270) days after the date of such casualty, as reasonably determined by Landlord, then Tenant and Landlord each shall have the right to terminate this Lease, as of the date when the Premises were rendered untenantable, by notice to the other not later than ninety (90) days from the date of such casualty provided, however, if Landlord's Notice of Determination (as defined in Section 13.3) is not given to Tenant on or prior to sixty (60) days after the date of such casualty, Tenant shall have thirty (30) days from receipt of the Notice of Determination to terminate this Lease. Either party shall exercise its right to terminate this Lease under this Section 13.2(a) by written notice to the other party within the applicable period described in the preceding sentence, and any such termination of this Lease shall be effective as of the date when the Premises were rendered untenantable. In the event neither Landlord nor Tenant elects to terminate this Lease, Landlord shall proceed to diligently repair, restore or rehabilitate the Premises and the Building, as provided in Section 13.1 excluding Tenant's Property, at Landlord's expense, as soon as reasonably possible after Landlord is able to take possession of the damaged Premises and undertake reconstruction or repairs, and Tenant shall at its expense diligently repair, restore or rehabilitate Tenant's Property, so that same shall be accomplished as soon as reasonably possible. In such event, Rent shall be abated on a per diem basis proportionate to the extent that the Premises are unfit for occupancy, or incapable of reasonable and safe access and use for the purposes contemplated by this Lease, and for the period from the date of the casualty to the date the Premises are delivered to Tenant. Neither Landlord nor Tenant shall incur any liability on account of any delay incurred in good faith in the making and/or completion of such repairs which may arise by reason of adjustment of insurance or an event of force majeure described in Section 20.2.


        (b) In the event of termination of this Lease pursuant to this Section 13.2, Rent shall be apportioned on a per diem basis up to the effective date of such termination.


        13.3 TIMING OF LANDLORD'S DETERMINATION. Landlord shall notify Tenant promptly after an event of damage or destruction to which Section 13.1 or 13.2 applies. Landlord shall have sixty (60) days after the date of casualty
(the "Period for Determination") to determine whether the Premises and the Building can be restored within two hundred seventy (270) days of such casualty and, if Landlord determines that restoration or repair cannot be accomplished within said two hundred seventy (270) day period, to exercise its right to terminate this Lease; provided, however, if using reasonable efforts Landlord is unable to make such determination within said sixty (60) day period the Period for Determination may be extended by an additional thirty (30) days if Landlord notifies Tenant in writing of such extension by the expiration of the sixty (60) day period. Landlord shall give Tenant written notice of its determination (the "Notice of Determination") within the Period for Determination and, if Landlord determines that the Premises and the Building cannot be restored within two hundred seventy (270) days of such casualty, include with its Notice of Determination notice of Landlord's intention to terminate the Lease if it so elects under Section 13.2.


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
   13.4  GENERAL PROVISIONS.


    (a) Any obligation to repair or restore established under this Article XIII shall be deemed satisfied when the improvement being repaired is restored to a condition comparable to the condition immediately prior to the event of damage.


    (b) Notwithstanding any provision herein to the contrary, in the event this Lease is terminated pursuant to Section 13.2, neither party shall have a right to any insurance proceeds received by the other party by reason of the damage or destruction of the Project or the Premises.




                                 ARTICLE XIV


                                EMINENT DOMAIN


    14.1 TOTAL TAKING. If the possession of, title to or ownership of all of the Premises shall be permanently taken by any person or entity as a result of or in lieu of condemnation or eminent domain, then this Lease shall terminate upon the transfer of title to such authority or entity.


    14.2 PARTIAL TAKING. If the possession of, title to or ownership of any portion but less than all of either the Project or the Premises shall be taken by any person or entity as a result of or in lieu of condemnation or eminent domain, or if the grade of any street or alley adjacent to the Land is changed so that, as a result of such event, structural alterations or reconstruction of a portion of the Project is necessary or desirable in Landlord's judgment, then Landlord may elect to terminate this Lease by giving Tenant not less than ninety (90) days' notice of termination prior to a termination date specified in such notice, and any prepaid Rent attributable to periods after such termination date specified in such notice shall be refunded to Tenant. In addition, if as a result of or in lieu of condemnation or eminent domain, (1) possession of more than twenty-five thousand (25,000) square feet of Rentable Area in the Premises is taken for a period in excess of two hundred seventy (270) consecutive days and not replaced by Landlord with equivalent square footage in the Building reasonably satisfactory to Tenant, or (2) such portion or portions of the common areas of the Project which would prevent Landlord from providing services to Tenant substantially equivalent to those required under this Lease are taken and the same cannot be replaced by Landlord with common areas sufficient to provide such services commencing not later than two hundred seventy (270) days after the loss of such common areas, then Tenant may elect to terminate this Lease by giving Landlord not less than ninety (90) days notice of termination prior to a termination date specified in such notice. If neither Landlord nor Tenant so elects to terminate this Lease (to the extent permitted in this Article 14), then this Lease shall remain in full force and effect for the balance of the Term except that Rent shall be proportionately abated to the extent of that portion of the Premises, if any, so taken. If, as a result of any of such events or as a result of the possession of, title to or ownership of all or any portion of the Project being temporarily so taken, the portion of the Project so taken (together with the period for which the same is so taken if a temporary taking) is such that the area of either the Project or the Premises remaining after such taking (together with the period remaining after such taking if a temporary taking) is such as to render continued operation of the Project or the Premises, as the case may be, by Landlord economically unfeasible, as determined by Landlord in its sole discretion, then Landlord may, at its sole option, terminate this Lease by notice given to Tenant within thirty (30) days after the later of the following:


    (a) the date upon which the proposed taking by such person or entity as a result of or in lieu of condemnation or eminent domain becomes final; or


    (b) the date upon which title to or possession of such portion of the Project or Premises transfers to such person or entity.


    14.3 PROCEEDS. Landlord shall be entitled to receive the entirety of any and all proceeds, awards, damages or other compensation received in connection with such taking or such grade change, and Tenant shall have no right to share in any such proceeds, awards, damages or other compensation. Tenant hereby forever assigns to Landlord all right, title and interest which Tenant may now or hereafter have in any such proceeds, awards, changes, or other compensation whatsoever; provided, however, that nothing in this Section 14.3 shall preclude Tenant from separately claiming or receiving from any such person or entity, if legally payable, compensation for the taking of Tenant's tangible property and for Tenant's removal and relocation costs to the extent that the same are specifically and separately awarded.


    14.4 TEMPORARY TAKING. If the possession of, tiile to or ownership of all or any portion of either the Project or the Premises shall be temporarily taken by any person or entity as a result of or in lieu of condemnation or eminent domain and this Lease is not terminated by Landlord or Tenant as a result thereof pursuant to Section 14.2, then this Lease shall be and remain in full force and effect for the balance of the Term without any abatement of or diminution in Rent, and Tenant shall have the right to appear, claim, prove and receive so much of the proceeds, awards, damages or other compensation legally payable in connection with such taking as properly represents compensation for Tenant's relocation costs, loss of or damage to any of Tenant's tangible personal property which it is entitled to remove from the Premises at the expiration of this Lease, and for the use and occupancy of the Premises or that portion thereof so taken from the date upon which the possession thereof shall be surrendered to such person or entity to whichever of the following dates first occurs:


    (a)   The date of expiration of the Term; or


    (b) The date upon which possession of the Premises or the portion thereof so taken by such person or entity is restored to Tenant.


Tenant hereby assigns to Landlord all right, title and interest which Tenant may now or hereafter have in any such proceeds, awards, damages or other compensation (other than proceeds, awards damages and other compensation attributable to items to which Tenant is specifically entitled under this
Article XIV), all of which shall be credited by Landlord against the Rent otherwise due under this Lease. In no event shall Tenant be entitled to receive more than the Rent payable by Tenant hereunder during the time of such temporary taking.



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
Landlord shall be entitled to appear, claim, prove and receive the entire balance of any such proceeds, awards, damages or other compensation whatsoever.



                                  ARTICLE XV


                                   DEFAULT


    15.1 "EVENT OF DEFAULT" DEFINED. Any one or more of the following events shall constitute an "Event or Default" unless cured in accordance with the provisions of this Section 15.1 or waived in writing by Landlord:


    (a) The taking, sale or transfer of Tenant's interest in the Premises under attachment, execution or other process of law or equity.


    (b) The filing of a petition under the Bankruptcy Code by or against Tenant whereby Tenant seeks financial relief from any monetary obligations or based upon or by reason of the failure or inability of Tenant to pay its debts as they become due, or the reorganization of Tenant or an arrangement by Tenant with its creditors, whether pursuant to the Bankruptcy Code or any similar federal or state proceedings, unless such petition is filed by a party other than Tenant and is withdrawn or dismissed within sixty (60) days after the date of its filing. Without in any way limiting Landlord's rights with respect to an occurrence of an Event of Default, immediately upon the filing of any such petition by Tenant and on the thirty-first (3lst) day after the filing of any such petition by a party other than Tenant (unless such petition filed by a party other than Tenant is dismissed within sixty (60) days after the date of its filing) Landlord shall automatically be deemed to have requested that Tenant or Tenant's successor in interest (including, without limitation, Tenant as debtor-in-possession and Tenant's trustee in bankruptcy) assume or reject this Lease. Following any assumption of this Lease by Tenant as debtor-in-possession or by Tenant's trustee in bankruptcy, all Rent and other sums of money payable under this Lease shall be, and shall be deemed to be, administrative expenses allowable under
    Section 503(b)(1)(A) and having the priority established by Section 507(a)(1) of the U.S. Bankruptcy Code, as the same may from time to time be amended, renumbered or replaced.


    (c) The appointment of a receiver, nonbankruptcy trustee or custodian for the business or property of Tenant, or the appointment of Tenant as a debtor-in-possession for its business or property, unless such appointment shall be vacated within sixty (60) days after its entry.


    (d) The making by Tenant of an assignment for the benefit of its creditors.


    (e) The fallure of Tenant or Tenant's successor in interest to pay any Rent or other sum of money under this Lease within five (5) business days after written notice that the same is due. Notwithstanding anything to the contrary in this Lease, if Landlord notifies Tenant in writing more than three (3) times within any period of twelve (12) consecutive months that Tenant is overdue in the payment of any Rent or other sum under this Lease, then with respect to the fourth (4th) and any subsequent payment that is not paid by Tenant when due within said twelve (12) month period, Tenant shall pay to Landlord as an administrative fee for the time and expense of processing such late payments a sum equal to ten percent (10%) of the amount of the fourth (4th) and any subsequent payment that is not paid when due by Tenant during such twelve (12) month period. The administrative fee shall be in addition to any other rights or remedies Landlord may have under this Lease with respect to any such late payment(s).


    (f) The failure of Tenant to cease using the Premises for a purpose other than one permitted in Section 6.1 within thirty (30) days after written notice from Landlord specifying the nonpermitted use.


    (g) Default by Tenant in the performance or observance of any term, condition or covenant of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently and continuously prosecute the curing of same and shall completely cure such default as promptly as possible.


    15.2 REMEDIES. Upon the occurrence of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below), in addition to and not in lieu of any other rights or remedies available to Landlord at law or in equity, may exercise any one or more of the following rights:


    (a) Landlord may perform, on behalf and at the sole cost and expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon from the date of such expenditure at a rate equal to the base lending rate then charged by Society National Bank, Cleveland, Ohio, or any other nationally chartered bank with offices in Cleveland, Ohio, selected by Landlord (the "Base Rate"), plus three percent (3%) (the "Interest Rate"), shall be payable by Tenant to Landlord. In addition, Tenant shall pay a monthly late charge equal to the greater of (i) Fifty Dollars ($50) or (ii) one percent (1%) of the delinquent payment if Tenant fails to timely pay any Base Rent or other sum of money under this Lease. All such sums shall be deemed additional Rent and shall be payable by Tenant to Landlord upon demand.


    (b) Landlord may (i) terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and (ii) reenter the Premises, by summary proceedings or otherwise, remove Tenant and all other persons and property from the Premises and store such property in a public warehouse or elsewhere at the sole cost and expense of and for the account of Tenant without resorting to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.


    (c) Landlord may reenter and take possession of the Premises, without terminating this Lease and without relieving Tenant of its obligations under this Lease, and divide or subdivide the Premises in any manner Landlord may desire and lease or let the Premises or portions thereof, along or together with other premises, for such term or terms (which may


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
    be greater or less than the balance of the Term remaining) and on such terms and conditions (which may include concessions of free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine. If Landlord takes possession of the Premises, Landlord shall have the right to rent any other available space in the Building before reletting or attempting to relet the Premises.


    (d) If Landlord furnishes electric current, gas, water, or HVAC service to the Premises, then Landlord may cease furnishing such electric current, gas, water or HVAC services.


    Notwithstanding the provisions of subsection (a) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in subsection (a) without any notice to Tenant if: (i) Landlord believes, in good faith, that Landlord could be injured by failure to take rapid action, (ii) the unperformed obligation of Tenant constitutes an emergency, or (iii) any other provisions of this Lease permit Landlord to take such action without notice.


    15.3 DAMAGES UPON TERMINATION. If this Lease is terminated by Landlord pursuant to Section 15.2, then Tenant nevertheless shall remain liable for all Rent and damages which may be due or sustained prior to such termination, and for all costs, fees and expenses reasonably incurred by Landlord in pursuit of its remedies hereunder, including reasonable attorneys' fees, brokers' fees (including the amount of any commission necessary to obtain a replacement tenant) and other professional fees reasonably incurred by Landlord (all such Rent, damages, costs, fees and expenses being referred to herein collectively as "Termination Damages") plus additional damages (the "Liquidated Damages") equal to a cash amount equal to the Rent which, but for termination of this Lease, would have become due during the remainder of the Term less the fair market rental value of the Premises over the balance of the remainder of the Term discounted to present value using a discount rate equal to the Base Rate (as defined in Article XV). Termination Damages and Liquidated Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to Section 15.2.


    15.4 RELETTING OF PREMISES. If Landlord reenters and takes possession of the Premises pursuant to Section 15.2 without terminating this Lease, and relets the Premises or any part thereof, then the net rentals from such letting shall be applied first to the costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including reasonable attorneys' fees, brokers' fees (including the amount of any commission necessary to obtain a replacement tenant) and other professional fees reasonably incurred by Landlord in renting the Premises or parts thereof to others from time to time. The balance, if any, shall be applied by Landlord from time to time on account of the Rent and other payments due by Tenant hereunder, with the right reserved to Landlord to bring such actions or proceedings for the recovery of any deficits remaining unpaid as Landlord may deem appropriate from time to time, without being obligated to await the end of the Term for the final determination of Tenant's account. Any balance remaining, however, after full payment and liquidation of Tenant's account as aforesaid shall be paid to Tenant with the right reserved to Landlord at any time to give notice in writing to Tenant of Landlord's election to cancel and terminate this Lease and the giving of such notice and the simultaneous payment by Landlord to Tenant of any credit balance in Tenant's favor that may at the time be owing to Tenant shall constitute a final and effective cancellation and termination of this Lease and the obligations hereunder on the part of either party to the other. Provided Landlord reasonably attempts to relet the Premises, Landlord shall neither be liable for, nor shall Tenant's obligations be diminished by reason of, any failure by Landlord to relet the Premises or any failure of Landlord to collect any rent due upon such reletting.



                                 ARTICLE XVI


                                 TERMINATION


        16.1 POSSESSION AND REMOVAL OF PROPERTY. All of Landlord's Work and Tenant's Work and all alterations, additions, improvements and replacements made by Tenant in and to the Premises pursuant to the terms of this Lease (other than Tenant's furniture, machinery, equipment, other personal property and trade fixtures) shall become the property of Landlord automatically upon the construction or installation thereof in the Premises, and Landlord shall have no obligation (whether before, on or after the expiration or termination of this Lease) to make any payment to Tenant in respect thereof. Tenant shall immediately advise Landlord in writing of all alterations, additions, improvements and replacements made or installed by Tenant in and to the Premises (other than Tenant's furniture, machinery, equipment, other personal property and trade fixtures) and of the cost thereof. On or before the termination or expiration of this Lease, Tenant shall have the right to remove all of its trade fixtures, furniture, machinery, equipment and other personal property located in or on the Premises; provided, however, that Tenant, at its sole expense, shall repair all damage caused by the original installation or by the removal of such items.


        16.2 SURRENDER OF PREMISES. Upon the expiration or termination of this Lease (by lapse of time or otherwise) Tenant shall deliver up and surrender the Premises to Landlord, together with additions, alterations, improvements and replacements thereto (except as provided in Section 16.1 above), in broom-clean condition and in good order and repair, normal wear and tear and other repairs and replacements which Tenant is not obligated to make under this Lease, excepted; failing which Landlord may restore the Premises to such condition, order and repair at Tenant's sole expense, payable by Tenant to Landlord within ten (10) days after the date upon which Tenant receives an invoice from Landlord therefor. In connection with such delivery and surrender of the Premises, Tenant, subject to Section 16.1, shall remove all personal property located in or upon the Premises, whether belonging to Tenant or any person claiming under or through Tenant. Any such personal property not so removed by Tenant upon the termination of this Lease or, in the case of any termination of this Lease by Landlord other than by lapse of time, within ten (10) business days after notice of such termination, shall be considered abandoned by Tenant and Landlord may dispose of the same as it deems expedient without any liability therefor to Tenant or any third party, at Tenant's sole expense. Any expense incurred by Landlord to store or dispose of Tenant's property shall be repaid to Landlord by Tenant within ten (10) days after the date upon which Tenant receives an invoice from Landlord therefor. Tenant shall deliver-up and surrender the Premises to Landlord at the end of the Term of this Lease without notice of any kind.

    16.3 SURVIVAL OF TENANT'S OBLIGATIONS. Tenant's covenants and obligations pursuant to this Article XVI or otherwise set forth in this Lease shall survive the termination of this Lease.


    16.4   HOLDOVER.


    (a) If, at the expiration of the Term, Tenant continues to occupy the Premises with the written consent of Landlord, then Tenant shall be a tenant from month to month subject to all of the terms and conditions of this Lease except that (i) the monthly Base Rent for the first sixty (60) days after holdover shall be one hundred ten percent (110%) of the monthly Base Rent in effect for the last month of the Term prior to holdover, (ii) the monthly Base Rent for the next sixty (60) days after holdover shall be one hundred fifteen percent (115%) of the monthly Base Rent in effect for the last month of the Term prior to holdover, and (iii) the monthly Base Rent thereafter shall be one hundred fifty percent (150%) of the monthly Base Rent in effect for the last month of the Term prior to holdover.


    (b) If, at the expiration of the Term or other termination of this Lease, Tenant continues to occupy the Premises without the written consent of Landlord, or if no new agreement shall have been entered into by the parties hereto, then Tenant shall be a tenant-at-will only, and Tenant's continued occupancy shall not defeat Landlord's right to possession of the Premises at any time, with or without notice. In such event, Tenant shall pay to Landlord rent, on a per day basis, (i) for the first sixty (60) days after the expiration of the Term based on a monthly rental equal to one hundred fifty percent (150%) of the monthly Base Rent in effect for the last month of the Term and (ii) thereafter based on a monthly rental equal to two hundred percent (200%) of the monthly Base Rent in effect for the last month of the Term.


    (c) Any holding over of possession of the Premises by Tenant shall not constitute a renewal or extension of this Lease, but shall constitute the tenancy specified in subsections (a) or (b) above, as the case may be.



                                 ARTICLE XVII


                         RIGHTS RESERVED BY LANDLORD


    17.1 ACCESS TO PREMISES. Landlord, any Mortgagee of the Project or any portion thereof, and their respective agents, employees and representatives shall have the right to enter the Premises at all reasonable times (including, without limitation, during Normal Business Hours) upon reasonable notice (except in the case of emergency) for the purpose of examining and inspecting the Premises for any purpose whatsoever related to the safety, protection and preservation of the Premises or the Project; for the purpose of exhibiting the same to any prospective purchaser or mortgagee or tenant during the last twenty two months of the Term or then current Renewal Term if Tenant has not exercised (or has withdrawn its exercise of) the applicable renewal option under Section 3.4; for the purpose of making such repairs, replacements, alterations or improvements to the Premises or the Project as Landlord may deem necessary or desirable (including, without limitation, the right to bring into or upon the Premises any and all supplies, tools, materials and equipment, in any and all quantities, that may be deemed necessary or desirable by Landlord, in connection with any such repairs, replacements, alterations or improvements); and for the purpose of performing or carrying out any of Landlord's rights and obligations pursuant to this Lease.


        17.2 INSTALLATION AND USE OF UTILITIES. Landlord shall have the right to erect, use and maintain plumbing and electrical pipes, conduits and wires and heating, ventilating and air-conditioning ducts as Landlord shall deem necessary or desirable in and through the Premises, provided that the same are installed and concealed behind the walls or ceilings of the Premises and that installation is accomplished at such times and by such methods as will not unreasonably interfere with Tenant's use of the Premises or damage the appearance of the Premises.


        17.3 RIGHT OF LANDLORD TO CHANGE PUBLIC PORTIONS OF PROJECT. Landlord shall have the right to change the arrangement or location of such of the following items as are contained within the Project or any portion thereof: entrances, signs, directories, passageways, doors and doorways, corridors, stairs, lavatories and other like public service portions of the Building; provided, however, that unless Tenant's naming rights have expired in accordance with Section 6.9(a), no change in the exterior and Building lobby signage shall be made without the consent of Tenant, which shall not be unreasonably withheld, and in no event shall Landlord diminish any service, materially change the arrangement or location of the elevators serving the Premises, make any change which shall unreasonably interfere with the access to the Premises from and through the Building, or change the character of the Building from that of a first-class office building. Landlord agrees to consult with Tenant prior to making material alterations to the lobby in the Building; provided, however, that Tenant shall have no right to consent to or approve any such alteration.



                                ARTICLE XVIII


                          ASSIGNMENT AND SUBLETTING


        18.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not: (i) assign or in any manner transfer this Lease or any estate or interest therein, (ii) permit any assignment of this Lease or any estate or interest therein, whether by operation of law or otherwise, (iii) except as provided in Section 18.3, sublet the Premises or any part thereof, or (iv) grant any license, concession, franchise or other right of occupancy in the Premises or any part thereof without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Waiver by Landlord as to any assignment or subletting shall not operate as a waiver of the prohibition contained herein or of Landlord's rights as to any subsequent assignment or subletting. Notwithstanding any assignment or subletting, Tenant shall at all times remain fully responsible and liable for the performance of all Tenant's covenants and obligations under this Lease. If any Event of Default of this Lease should occur while the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other rights and remedies which Landlord may have whether hereunder, at law or in equity, may at its option collect directly from such assignee or sublessee all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord by Tenant hereunder, and Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent directly to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant from the performance of its covenants and obligations hereunder. Tenant shall not mortgage, pledge or otherwise encumber its interest or estate in this Lease or in the Premises. Notwithstanding anything herein to the contrary if Tenant requests Landlord's consent to any assignment or sublease, Tenant shall pay Landlord's reasonable administrative, legal, and other costs and expenses incurred in processing Tenant's request. Neither Tenant's payment nor Landlord's acceptance of Tenant's payment of the foregoing costs or expenses shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant's request. The consent of Landlord to any assignment, subletting or transfer shall not constitute a waiver by Landlord of Landlord's right to consent to any subsequent assignment, subletting or transfer.


        18.2 TRANSFER OF CORPORATE SHARES. Tenant shall have the right without obtaining Landlord's consent, and without penalty, to assign this Lease, whether by voluntary act or by operation of law to (a) another corporation succeeding to all or substantially all of the assets of Tenant as a result of sale, acquisition, consolidation or merger; (b) a corporation to which all or substantially all of the assets of Tenant have been sold; or (c) a parent, subsidiary or affiliate corporation of Tenant provided, however, that with respect to an assignment under Section 18.2(a) or 18.2(b) hereof the net worth of such successor is greater than or equal to the net worth of Tenant immediately prior to the assignment, and further provided, that no such assignment shall release Tenant from the liabilities or obligations under this Lease.


        18.3 PERMITTED SUBLETTING. Notwithstanding the provisions of Section 18.1, Landlord will not unreasonably withhold, condition or delay consent to a request by Tenant to sublet up to a maximum of 22,553 square feet of Rentable Area on a single floor of the Building provided Tenant gives Landlord at least thirty (30) days' prior written notice of any such sublease together with a copy of the sublease and reasonable information regarding the proposed use by the subtenant and subtenant's financial condition. Landlord may reject any subtenant if the subtenant or its intended use is inconsistent with the type or quality of tenants or uses in a first-class office building, or violates any exclusive use provision in any lease in the Building or any limitations of any Mortgage. No subtenant shall have the right to sub-sublease or to assign its rights under the sublease.


        18.4 TENANT'S REQUEST TO ASSIGN. Tenant may request Landlord's consent to an assignment of this Lease or a subletting of all or any part of the Premises, and in such event Tenant shall submit to Landlord, in writing, the name of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant, the term, use, rental rate and other terms of the proposed assignment or subletting, including, without limitation, evidence satisfactory to Landlord that the proposed assignee or subtenant is financially responsible and will immediately occupy and thereafter use the Premises or any portion thereof for the remainder of the Term, or for the entire term of the sublease, whichever is shorter. Landlord shall have the option (in addition to Landlord's rights under Section 18.1) for thirty (30) days after submission of Tenant's written request, to cancel this Lease (or the applicable portion thereof) as of the proposed commencement date of the proposed assignment or subletting; provided, however, that if Tenant, upon notice of Landlord's election to terminate, agrees not to so assign or sublet the Premises, then this Lease shall not terminate and the proposed assignment or subletting shall be of no force or effect. If Landlord cancels this Lease or such applicable portion thereof as stated pursuant to the preceding sentence, then the Term and the occupancy of the Premises or such applicable portion thereof by Tenant shall terminate with respect thereto as if the cancellation date were the original termination date of this Lease and Tenant shall pay to Landlord all costs or expenses which are the responsibility of Tenant hereunder with respect to the Premises or such portion thereof. Thereafter Landlord may lease the Premises to the prospective assignee or subtenant without liability to Tenant. Tenant shall pay and shall indemnify, defend and save harmless Landlord from and against any obligation of Landlord or Tenant for any broker's or agent's fee or finder's or originator's commission or any other compensation due any person with respect to such assignment or subletting unless Landlord exercises its recapture rights under this Section 18.4, in which event if Landlord subsequently leases the Premises to the prospective assignee or subtenant Landlord shall be fully responsible for and shall indemnify, defend and hold harmless Tenant from and against any obligations of Landlord or Tenant for any such commission. At Landlord's option, Tenant shall assign to Landlord all Tenant's rights with respect to any and all payments to be received pursuant to any assignment or subletting.


   18.5 EXCESS RENT. If Landlord consents to any assignment or subletting by Tenant as provided in Sections 18.3 or 18.4, and subsequently the aggregate of all rents and additional consideration received by Tenant thereunder
(whether prior to or after such consent) less reasonable out-of-pocket expenses paid by Tenant for sublease improvements, brokerage commissions paid with respect to the sublease, and reasonable fees paid to outside legal counsel for preparation of sublease documentation are in excess of the Rent payable by Tenant under this Lease, then Tenant shall pay to Landlord as additional rent under this Lease fifty percent (50%) of such excess rents and additional consideration monthly as payable to Tenant by subtenant.


   18.6 LANDLORD'S RIGHT TO ASSIGN. Landlord shall have the right to transfer, assign or convey, in whole or in part, the Project and any or all of its rights under this Lease and, in any such event, Landlord shall thereby be released from the further performance of all covenants and obligations of Landlord under this Lease, and Tenant agrees that after the effective date of such transfer, assignment or conveyance Tenant shall look solely to Landlord's successor in interest for performance of Landlord's covenants and obligations.



                                 ARTICLE XIX


                         SUBORDINATION AND ATTORNMENT


   19.1  SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT.


    (a) It is a condition of Tenant's obligations under this Lease that Landlord shall procure from the current Mortgagee of the Project within thirty (30) days after the execution and delivery of this Lease an agreement, in writing, which shall be delivered to Tenant, in form and substance reasonably acceptable to Tenant, providing in substance that, so long as an Event of Default have not occurred under this Lease Tenant's tenancy will not be disturbed and Tenant's rights under this Lease will not be affected by any default under such mortgage or by the foreclosure or transfer of the Project in lieu of foreclosure.


    (b) Subject to Landlord furnishing Tenant nondisturbance agreements reasonably satisfactory in form and substance to Tenant, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to all Mortgages which may now or hereafter affect or encumber the Project or any part thereof (whether or not such Mortgages shall also cover other lands, buildings or leases). Subject to Landlord furnishing Tenant the required nondisturbance agreements as hereinafter provided, this Section
    19.1 shall be self-operative and no further instrument of subordination shall be required; provided that, in confirmation of such subordination, Tenant shall promptly execute, acknowledge, and deliver any instrument that Landlord or the holder of any Mortgage (or their respective successors-in-interest) may reasonably request in order to evidence such subordination. Notwithstanding anything to the contrary contained in this Section 19.1, with respect to any Mortgage to which this Lease is subordinate, such subordination shall be contingent upon Landlord's securing the agreement or acknowledgment of the Mortgagee (which shall be obtained pursuant to a separate written agreement with Tenant) that, provided an Event of Default has not occurred, this Lease, Tenant's rights hereunder, and Tenant's right to continue occupancy of the Premises shall not be affected or disturbed in the event of a default by Landlord (or any successor) under the Mortgage in question and consequent foreclosure or eviction and that Mortgagee or any other person acquiring title to the Project through foreclosure, deed in lieu of foreclosure or otherwise shall recognize this Lease. Such agreements of non-disturbance may be conditional upon the securing of Tenant's written agreement in favor of the Mortgagee to attorn to and perform under this Lease. If any Mortgagee shall succeed to the rights of Landlord hereunder, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then, at the request of such party (hereinafter referred to as "Successor Landlord"), Tenant shall attorn to, and recognize, each Successor Landlord as Tenant's landlord under this Lease and shall execute and deliver any reasonable instrument such Successor Landlord may request to further evidence such attornment; provided, however, that Tenant's attornment shall be subject to the condition that the Successor Landlord agrees to recognize Tenant as the owner of the leasehold estate to the Premises and the possessory rights thereto, on and subject to all of the terms, conditions, obligations, and benefits of this Lease.


    19.2 MORTGAGEE'S UNILATERAL SUBORDINATION. If a Mortgagee shall so elect by notice to Tenant or by the recording to a unilateral declaration of subordination, then this Lease and Tenant's rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery, and recording of such Mortgage.


    19.3 "MORTGAGE" AND "MORTGAGEE" DEFINED. "Mortgage" means (i) any lease of land only or of land and buildings in a sale-leaseback transaction involving all or any portion of the Project, or (ii) any mortgage, deed of trust or other security instrument constituting a lien upon all or any portion of the Project, whether the same shall be in existence as of the date hereof or created hereafter. "Mortgagee" means a party having the benefit of a Mortgage, whether as lessor, mortgagee, trustee or noteholder.

                                  ARTICLE XX


                                MISCELLANEOUS


        20.1 LIENS AND ENCUMBRANCES. Tenant shall not suffer or permit any lien or encumbrance whatsoever to exist upon the Premises, the Project, any portion of them or any of Tenant's right, title or interest in this Lease by reason of any act (whether of commission or omission) of Tenant or any of its agents, employees or representatives. If any such lien or encumbrance suffered or permitted by Tenant shall at any time exist, then Tenant shall, at Tenant's sole cost and expense, defend Landlord against any action, suit, or proceeding which may be brought thereon for the enforcement of the same, and shall indemnify, defend and save Landlord, the Premises, the Project and every part of them harmless from and against any and all claims, demands, actions, suits, losses, damages, costs, expenses, liabilities, judgments, liens or charges arising by reason of or in connection with any such action, suit or proceeding. Tenant shall cause any such lien or encumbrance suffered or permitted by Tenant to be removed by bonding or otherwise discharged within thirty (30) days after notice from Landlord to do so. Tenant agrees to include in any contract for improvements on the Premises a statement to the effect that Tenant is not an agent of Landlord, and that there is no agency or other relationship between it and Landlord which shall in any way give rise to a presumption that a lien may be placed against Landlord's interest in and to the Premises.


        20.2 FORCE MAJEURE. If either party shall be delayed or hindered in, or prevented from, the performance of any covenant or obligation, other than one for the payment or expenditure, of money as a result of strikes, lockouts, shortages of labor, fuel or materials, acts of God, causes associated with weather, any Applicable Legal Requirements, enemy act, civil commotion, fire or other casualty, or any other cause or circumstance beyond the reasonable control of such party, then the performance of such covenant or obligation shall be excused for the period of such delay, hindrance or prevention and the period for the performance of such covenant or obligation shall be extended by the number of days equivalent to the number of days of such delay, hindrance or prevention. In no event shall any such delay or hindrance in or prevention from the performance of any such covenant or obligation constitute a termination of this Lease or the eviction of Tenant from the Premises.


        20.3 COVENANT OF QUIET ENJOYMENT. Landlord, for itself and its successors and assigns, does hereby covenant with Tenant that, upon performing the covenants and obligations on Tenant's part to be kept and performed under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any hindrance of any person whomsoever lawfully claiming under or through Landlord; subject, however, to all the terms and provisions of this Lease.


        20.4 WAIVER BY TENANT. Tenant waives the right to trial by jury in any summary proceeding that may hereafter be instituted against it for possession of the Premises.


        20.5 RIGHTS AND REMEDIES CUMULATIVE. Except as limited by Section 20.16, no right or remedy specified herein or otherwise conferred upon or reserved to Landlord or Tenant, as the case may be, shall be considered exclusive of any other right or remedy, but the same shall be cumulative and shall be in addition to every other right and remedy whether hereunder, at law or in equity, and every such right and remedy may be exercised by Landlord or Tenant, as the case may be, from time to time and as often as occasion may arise or as may be deemed expedient.


    20.6 WAIVER. No consent or waiver, express or implied, by either party hereto with respect to any breach or default by the other party in the performance of any of the covenants or obligations of such other party under this Lease shall be deemed or construed to be a consent to or waiver of any other such breach or default. Failure or delay on the part of either party to complain of any act (whether of commission or omission) of the other party or to declare a breach of or default under this Lease, irrespective of how long such failure or delay continues, shall not constitute a waiver by such party of its rights hereunder. No waiver by either party of any default or breach by the other party in the performance of any of the covenants or obligations of such other party under this Lease shall be deemed to have been made by such party unless contained in a writing executed by such party. No acceptance by Landlord of any payment of Rent or other amount due or owing under this Lease shall be deemed a waiver of any default or breach by Tenant in the performance of any of Tenant's covenants or obligations under this Lease. The receipt by Landlord of less than the full Rent due under this Lease shall not be construed to be other than a payment on account of Rent then due under this Lease. Any statement on Tenant's check or any letter accompanying Tenant's check shall not be deemed an accord and satisfaction with respect to any such Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Rent due or to pursue any other rights and remedies provided in this Lease. No act (whether of commission or omission) of Landlord or Landlord's agents, employees or representatives during the Term of this Lease shall be deemed an acceptance of the surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.


    20.7 ESTOPPEL CERTIFICATES. Whenever requested by either party, the other party or its duly authorized representative will deliver to the requesting party within ten (10) days after such request a statement in writing certifying:


    (a) That this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that the Lease as modified is in full force and effect);


    (b) That the Term has commenced and full Rent is accruing thereunder (or, a statement describing when the Term will commence and full Rent will accrue);


    (c) That any improvements or work required to be made or performed under the Lease by the requesting party have been completed to the satisfaction of such party (or if not, a statement as to what improvements or work have not been made or performed);


    (d)    The dates to which Rent has been paid;


    (e) That to the best of the knowledge of such party, the requesting party is not in default under any provision of this Lease or, if in default, the nature thereof in detail; and

    (f) To the best of the knowledge of such party, whether such party has any claim against the other party under the Lease and, if so, the nature thereof and the dollar amount of such claim, it being intended that any such statement may be relied upon by any prospective sublessee or lender to Tenant, any Mortgagee or prospective Mortgagee of the Building or the Land, or any prospective assignee of any Mortgagee thereof, or any prospective or subsequent purchaser or transferee of all or a part of Landlord's interest in the Building or the Land, including, without limitation, any ground lessor or prospective ground lessor.


    20.8 MORTGAGEE'S APPROVALS, CONSENTS AND REQUIREMENTS. This Lease, and all of the terms and provisions hereof, shall be subject to the approval of the current Mortgagee. Such approval(s), or the refusal of such approval(s), shall be obtained by Landlord within thirty (30) days of the date hereof. Any approval or consent of Landlord required by any provision of this Lease shall not be deemed to have been unreasonably withheld if any Mortgagee shall refuse or withhold its approval or consent thereto. Any requirement of Landlord pursuant to this Lease which is imposed pursuant to the direction of any Mortgagee shall be deemed to have been reasonably imposed by Landlord if made in good faith.


    20.9   MODIFICATIONS TO LEASE.


    (a) If, in connection with Landlord's obtaining financing or refinancing for the Project or any portion thereof, a banking, insurance or other institutional lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially adversely affect Tenant's interest in this Lease or materially increase the obligations of Tenant hereunder (except to the extent that Tenant may be required to give notice of any breach or default by Landlord to such lender and/or permit the curing of such breach or default by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the Project or any portion thereof which serves as security for such financing or refinancing). In no event shall a requirement that the consent of any such lender be given for any modification of this Lease or for any assignment or sublease be deemed to materially adversely affect the leasehold interest of Tenant hereby created.


    (b) Landlord and Tenant acknowledge that Landlord is negotiating with CHG, on the terms of a new lease for office space in the Building. If the new lease (the "CHG Lease") between Landlord and CHG (but not any amendments to such lease) contains provisions more favorable to CHG than the corresponding provisions set forth in this Lease dealing with the Specified Subjects (as hereinafter defined), Tenant shall have the benefit of CHG's more favorable provisions. The Specified Subjects are (i) the rates to be charged for after-hours HVAC service and extraordinary sewer and water usage; (ii) any adjustments to real estate taxes for the purpose of determining Tenant's Allocable Share of Real Estate Tax Expense; and
    (iii) the sharing of "profits" and "losses" resulting from subletting of Office Space. If the CHG Lease contains provisions more favorable to CHG than the corresponding provisions set forth in this Lease pertaining to subjects not addressed in the Commitment Agreement dated February 14, 1994, between Landlord and Tenant attached hereto as Exhibit D (the "Commitment Agreement"), or if exhibits or riders to the CHG Lease which correspond to Exhibit C, Rider 1, Rider 4, Rider 5 or Rider 6 to this

    Lease are more favorable to CHG, Landlord and Tenant agree to enter into an amendment to this Lease to provide Tenant with provisions comparable to those contained in the CHG Lease on such subjects or to amend the referenced exhibits or riders to correspond with those exhibits or riders of the CHG Lease.


    20.10 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective heirs, administrators, executors, successors and assigns, but subject to the limitations of Article XVIII.


    20.11 THIRD-PARTY RIGHTS. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease.


    20.12 TIME OF THE ESSENCE. Time is of the essence of this Lease and each and every term and condition hereof.


    20.13 MEMORANDUM OF LEASE. Each of the parties hereto agrees that it shall not record this Lease. Each of the parties agrees to execute and deliver, at the request of the other party hereto, a memorandum of this Lease in recordable form and substance reasonably satisfactory to each party hereto ("Memorandum of Lease"), which may be publicly recorded by either party hereto.


    20.14 BROKERS. Tenant represents and warrants to Landlord that it has negotiated this Lease solely and directly with the real estate broker or brokers indicated in Article I, Section 1.1(i) ("Tenant's Broker"), and that no other person or entity assisted in or brought about on Tenant's behalf the negotiation of this Lease in the capacity of broker, agent, finder or originator. Tenant shall be responsible for the payment of any fee or commission to Tenant's Broker and Tenant agrees to indemnify, defend and hold harmless Landlord from any claims, demands, actions, suits, losses, damages, costs, expense and liabilities that may be based upon or may be asserted or alleged to be based upon Tenant's Broker's fee or commission or any broker's or agent's fee or finder's or originator's commission or any other compensation to any person or entity in respect of the transaction contemplated by this Lease where such claims, demands, actions, suits, losses, damages, costs, expenses or liabilities arise out of or are due to, or are asserted or alleged to arise out of or be due to, any act (whether of commission or omission) of Tenant.


    20.15  NOTICES.


    (a) All notices and other communications required or permitted hereunder to be given by either party hereto to the other party shall be in writing and shall be deemed to have been given when delivered personally to a general partner, corporate officer or managing agent of such other party, or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, and addressed to such other party at the address set forth below or to such other address or representative as may be designated from time to time by such other party hereto by notice given in the manner provided in this Section:

    To Tenant:         McDonald & Company Securities, Inc.
                       800 Superior Avenue
                       Cleveland, Ohio 44114
                       Attention: Robert W. Green, Senior Vice President


    with a copy to:    Calfee, Halter & Griswold
                       800 Superior Avenue
                       Cleveland, Ohio 44114
                       Attention: John D. Wheeler, Esq.


    To Landlord:       Ninth Street-Superior Limited Partnership
                       c/o The Richard E. Jacobs Group, Inc.
                       25425 Center Ridge Road
                       Cleveland, Ohio 44145-4122
                       Attention: President


    with a copy to:    The Richard E. Jacobs Group, Inc.
                       25425 Center Ridge Road
                       Cleveland, Ohio 44145-4122
                       Attention: General Counsel


    (b) If the Premises or any part thereof are now or at any time hereafter during the Term subject to a Mortgage, and provided that Tenant has been notified in writing of the name and address of the holder thereof, then Tenant, so long as said Mortgage shall encumber the Premises, simultaneously with the giving of any notice to Landlord, shall give a copy of said notice to the holder of said Mortgage.


    20.16 LIMITED LIABILITY OF LANDLORD. Tenant shall look solely to Landlord's interest in the Building as the same may be encumbered from time to time for the satisfaction of any claim, liability or judgment obtained against Landlord and arising out of or relating to this Lease, and neither Landlord nor any partner of Landlord, whether general or limited, shall have any personal liability or responsibility hereunder whatsoever including, without limitation, for any deficiency judgment.


    20.17 LIABILITY OF EXECUTING AGENT. This Lease is executed by St. Clair Management Co. ("SCM") not personally, but as agent for Landlord in the exercise of the power and authority conferred on it by Landlord. It is expressly understood and agreed that nothing in this Lease will be construed as creating any liability whatsoever against SCM, its shareholders, officers, directors or employees and, in particular, without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained.


    20.18 SEVERABILITY. If any term or condition of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such term or condition to any other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

        20.19 ENTIRE AGREEMENT; NO ORAL MODIFICATION. As between Landlord and Tenant there are no terms, conditions, covenants, obligations, representations or warranties, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease except as expressly set forth herein, and this Lease constitutes the entire agreement between them. Except to the extent required under Section 20.09, the Commitment Agreement shall be deemed terminated upon the execution of this Lease and neither party shall have any further rights, duties or obligations thereunder. This Lease may not be modified, amended or supplemented except by a subsequent agreement in writing executed by both Landlord and Tenant, and approved by any Mortgagee, if applicable.


        20.20 APPLICABLE LAW. This Lease has been prepared in the State of Ohio and shall be governed in all respects by the laws of the State of Ohio.


        20.21 EXECUTION. Any officer or representative executing this Lease in a representative capacity warrants his authority to do so.


        20.22 CAPTIONS. The section and subsection headings contained in this Lease are for convenience of reference only and are not intended and shall not be deemed or construed to limit, enlarge or affect the scope or meaning of this Lease or any term or condition hereof.


        20.23 ADDITIONAL PROVISIONS. Additional provisions forming a part of this Lease may be attached hereto and made a part hereof with the written agreement of Landlord and Tenant.


        20.24 NO OPTION. The submission of this Lease for examination does not constitute a reservation or option for the Premises or any other space within the Project and shall vest no right in either party. This Lease will become effective as a lease only upon execution and delivery thereof by the parties hereto.


        20.25 CONSTRUCTION. The rule of strict construction shall not apply to this Lease. This Lease has been prepared by Landlord and its professional advisors and reviewed and modified by Tenant and its professional advisors. Landlord, Tenant, and their separate advisors believe that this Lease is the product of all of their efforts, that it expresses their agreement, and that it should not be interpreted in favor of or against either Landlord or Tenant merely because of their efforts in preparing it.


        20.26 GENDER AND NUMBER. Unless the context clearly requires otherwise, the singular includes the plural, and vice versa, and the masculine, feminine, and neuter adjectives include one another.


        20.27 TERMINATION OF EXISTING LEASE. The parties acknowledge and agree that the existing lease between them dated as of August 23, 1968 (as amended or modified to date) with respect to space in the Building shall be terminated effective as of 11:59 P.M. on March 31, 1994.

                                 ARTICLE XXI


               RIGHT OF FIRST OFFER AND RIGHT OF FIRST REFUSAL


    21.1. RIGHT OF FIRST OFFER. Landlord hereby grants to Tenant during the Initial Term of this Lease, a right of first offer to lease (the "First
Offer") all or any portion of floors 3 through 16 of the Building
(the "Additional Space") when such space is "Available for Rent," as hereinafter defined. The term "Available For Rent" shall mean (i) as to any portion of floors 11 through 15 of the Building, when the CHG Lease with respect to such space shall terminate and CHG shall have vacated the space;
(ii) as to any portion of floors 3 through 10 or floor 16 of the Building, if as of January 1, April 1, July 1 or October 1 of each of the first two (2) years of this Lease Landlord does not have a signed lease for such space or portion thereof or a proposal to lease outstanding with respect to such space or portion thereof; and (iii) as to any portion of floors 3 through 10 or floor 16 of the Building after the first two (2) years of this Lease, when the lease for such space (the "Initial Lease") shall terminate and the tenant under such lease shall have vacated the space demised under such Initial Lease. The following provisions shall apply to Tenant's First Offer:


    (a) With respect to any portion of floors 3 through 10 or floor 16, Landlord shall deliver to Tenant on or about January 1, April 1, July
    1 and October 1 of each of the first two (2) years of this Lease a notice specifying the floors or portions of floors which are Available For Rent. With respect to any portion of floors 11 through 15, Landlord shall deliver to Tenant written notice that the CHG Lease has terminated (or will terminate) and the date CHG has vacated (or will vacate) such space. After the first two (2) years of this Lease with respect to any portion of floors 3 through 10 or floor 16 of the Building, Landlord shall deliver to Tenant written notice that the Initial Lease for such space has terminated (or will terminate) and the date the tenant under such Initial Lease shall have vacated (or will vacate) the space demised under such Initial Lease. Landlord's notice under this subsection (a) shall constitute "Landlord's Notice of Available Space."


    (b)    Landlord's Notice of Additional Space shall identify and describe:
    (i) the location of the portion of Additional Space which is Available For Rent, (ii) the Rentable Area of such Additional Space, (iii) Landlord's proposed Base Rent for such space (determined in accordance with Section 21.1(e), (iv) the date such space is Available For Rent, and (v) the date when such Additional Space will be delivered to Tenant by Landlord.


    (c) Tenant's First Offer for the Additional Space described in Landlord's notice (the "First Offer Space"') shall be exercisable by written notice to Landlord given within the ten (10) day period after Landlord gives Tenant Landlord's Notice of Additional Space. If Tenant does exercise the First Offer, Tenant's notice of exercise shall state whether Tenant objects to Landlord's proposed Base Rent for such space. In the event Tenant does not give such notice within the ten (10) day period, Tenant shall be deemed to have conclusively waived its First Offer for the Additional Space described in Landlord's Notice of Additional Space; provided, however, that such waiver on any given occasion or occasions shall not affect Tenant's First Offer to lease other Additional Space which was not described in Landlord's Notice of Additional Space and provided, further, that such waiver shall not apply to space on floors 3 through 10 or floor 16 to the extent that such space is Available for Rent on a later date as specified in Subsection (ii) or Subsection
    (iii) of the first paragraph of this Section 21.1.


    (d) The terms, provisions and conditions of this Lease shall apply to any Additional Space added to this Lease by this Section 21.1, except as expressly modified in this Section 21.1.


    (e) As to each First Offer Space, the Base Rent shall be equal to the Market Rent for the First Offer Space. In the event that Tenant does not object to Landlord's proposed Base Rent for the First Offer Space within the ten (10) day period set forth in Section 21.1(c), Landlord's proposed Base Rent for such space shall be the Market Rent. In the event Tenant does notify Landlord that Tenant objects to Landlord's proposed Base Rent for First Offer Space ("Tenant's Objection Notice") within the ten
    (10) day period, the Market Rent shall be determined in accordance with the provisions of Section 3.4(c) and Section 3.4(d) of this Lease except that:


          (i) The term Market Rent shall assume a lease term coterminous with the Initial Term of this Lease, shall use the calendar year in which Landlord's Notice of Additional Space is given as the Base Year for Tenant's Allocable Share of Operating Expenses and Tenant's Allocable Share of Real Estate Tax Expense, and shall take into consideration the allowance for tenant improvements described in
          Section 21.1(h); and


          (ii) Landlord's Notice of Additional Space shall constitute Landlord's Market Rent Proposal under the procedures of Section 3.4(d).


    (f) The commencement date of the Term with respect to First Office Space shall be the date such space is delivered to Tenant by Landlord. Any lease of First Offer Space shall have the same termination date as the Initial Term. Rent with respect to such space shall commence on the earlier of (i) the date Tenant first occupies such space or (ii) one hundred eighty (180) days after such space is delivered to Tenant.


    (g) Landlord shall deliver possession of the First Offer Space to Tenant in "as is" condition.


    (h)   Landlord shall provide an allowance of up to but not in excess of the
    "Additional Space Allowance." as hereinafter defined, toward the   actual
    cost of designing and constructing tenant improvements in the Additional Space. The Additional Space Allowance shall be a rate-per-square-foot of Usable Area in the Additional Space equal to the product of the "Gross Allowance," as hereinafter defined, multiplied by a fraction, the numerator of which shall be the number of full Lease Years remaining in the Initial Term of the Lease as of the commencement date of the Lease with respect to the Additional Space and the denominator of which shall be fifteen (15). The Gross Allowance shall be Fifty-Three Dollars ($53) less the then current value of ceiling and above-ceiling improvements in the Additional Space which are reusable pursuant to Tenant's plans, but in no event less than Forty-Three Dollars ($43). Any ceiling and above-ceiling improvements which Tenant does not use may be removed by Landlord.

    (i) The First Offer Space shall, as of the commencement of the Term with respect to the First Offer Space, be deemed to be added to and included in the Premises for all purposes of this Lease, and this Lease shall, irrespective of the date of which a formal amendment hereto shall be executed, be deemed to have been so amended as of the commencement of the Term with respect to the First Offer Space, in accordance with the terms described in this Article XXI. Prior to commencement of the Term with respect to the First Offer Space, Landlord and Tenant shall enter into a lease amendment to this Lease setting forth in full the terms, provisions and conditions as described in this Article XXI.


    (j)    Notwithstanding any provision in this Lease to the contrary:


           (i) The First Offer granted herein (A) shall apply only to Additional Space which is Available For Rent during the Initial Term of this Lease and (B) shall be subordinate to any expansion rights of initial lease-up tenants.


           (ii) Nothing contained in this Article XXI shall in any way restrict or limit Landlord's right to enter into any lease for all or any part of floors 11 through 16 with CH&G or to grant options for renewal or extensions thereof to CH&G with respect to such space.


           (iii) Tenant's rights under this Section 21.1 shall not be exercisable by Tenant if, at the time of exercise, there exists an Event of Default with respect to the payment of Base Rent, Tenant's Allocable Share of Operating Expenses, Tenant's Allocable Share of Real Estate Tax Expense or utility services payable by Tenant to Landlord.


           (iv) Base Rent for Additional Space for any Renewal Term shall be determined in accordance with Section 3.4 except that the Base Rent shall be one hundred percent (100%) of Market Rent as of the first day of the Renewal Term.


           (v) When Tenant has added all of the space on a floor to the Premises other than the elevator lobby, corridors and other similar common areas on such floor, those common areas shall be added to the Premises and the floor shall be entirely leased by Tenant for purposes of Section 1.3(l).


           (vi) The provisions of this Section 21.1 as they pertain to the 16th floor of the building shall be subordinate to the rights of first refusal and first offer of CH&G.


           (vii) During the first two (2) years of the Initial Term of this Lease, Landlord agrees to consult with Tenant on a periodic basis (not less frequently than quarterly) regarding the status of Landlord's lease-up of the Building but this obligation shall not expand Tenant's right of First Offer under this Section 21.1.


    21.2 RIGHT OF FIRST REFUSAL. Landlord hereby grants to Tenant the right to lease the Additional Space during the Term of the Lease upon the following terms and conditions:


    (a) In the event, after the initial lease-up of space in the Building, Additional Space or any portion thereof becomes available for lease and Landlord shall receive a bonafide offer for the lease of such space, which offer Landlord shall be ready and willing to accept (the "First Refusal Space") then Landlord shall furnish Tenant written notice and a statement of the material terms and conditions of such offer and Tenant shall have ten (10) days from the receipt of such notice in which to elect to lease all of the First Refusal Space described in the offer on the same terms and conditions as contained in such statement. Tenant may exercise its right of first refusal to lease such space by giving Landlord written notice within said ten (10) day period and such notice by Tenant shall create a binding lease between Landlord and Tenant upon the rent, terms and conditions contained in the statement.


    (b) If Tenant shall elect not to lease space in accordance with subsection (a) above, or shall fail to give Landlord notice within the time provided in subsection (a), then Landlord shall have one (1) year from the expiration of the ten (10) day period in subsection (a) to lease the First Refusal Space. If the First Refusal Space is not leased by Landlord within one (1) year following the expiration of the ten (10) day period in subsection (a) then Landlord shall submit any subsequent offer to Tenant for such space in the manner provided herein prior to making any subsequent lease of the First Refusal Space or part thereof.


    (c) The provisions of this Section 21.2 shall not apply to Landlord's initial lease-up of space in the Building and shall be subordinate to any extension or expansion rights of initial lease-up tenants.
    Notwithstanding the foregoing, if any lease granted by Landlord in initial lease-up contains rights of expansion in the tenant for space in excess of twenty percent (20%) of the initial rentable area of the tenant's space, Tenant's right of first refusal with respect to that portion of such expansion area in excess of twenty percent (20%) of the initial rentable area shall have priority over the expansion rights of such tenant to such excess area.


    (d) Tenant's rights under this Section 21.2 shall not be exercisable by Tenant if, at the time of exercise, there exists of an Event of Default with respect to the payment of Base Rent, Tenant's Allocable Share of Operating Expenses, Tenant's Allocable Share of Real Estate Tax Expense or utility services payable by Tenant to Landlord.

    (e) The rights of Tenant in this Section 21.2 shall expire at such time as Tenant has added flfty thousand (50,000) square feet of Rentable Area to the Premises in accordance with the terms of this Section 21.2.


    (f) When Tenant has added all of the space on a floor to the Premises other than the elevator lobby, corridors and other similar common areas on such floor, those common areas shall be added to the Premises and the floor shall be entirely leased by Tenant for purposes of Section 1.3(l).


    (g) The provisions of this Section 21.2 as they pertain to the 16th floor of the Building shall be subordinate to the rights of first refusal and first offer of CH&G.


    21.3 RIGHT OF FIRST REFUSAL TO 16TH FLOOR SPACE. The right of first refusal granted to Tenant under Section 21.2 shall apply to space in the 16th floor of the Building both during and after initial lease-up of space in the Building. If an offer presented to Tenant under Section 21.2 hereof pertains to 16th Floor Space and other Additional Space, Tenant, if it exercises its right of first refusal, must do so as to all of the space in such offer even though Tenant's right of first refusal with respect to Additional Space (other than the 16th floor space) does not apply during the initial lease-up of space in the Building.

    IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first above written.


Signed and acknowledged
in the presence of:                 LANDLORD:

                                    NINTH STREET-SUPERIOR LIMITED
                                     PARTNERSHIP

                                    By St. Clair Management Co.,
                                         Agent


Jeanne George                       By:  M. Cleary
- ------------------------------         ------------------------------
                                    Its  President
                                       ------------------------------



Karen C. Paytosh                    And: David W. Cancoaret
- ------------------------------         ------------------------------
                                    Its  Secretary
                                       ------------------------------



                                    TENANT:


                                    McDONALD & COMPANY SECURITIES,
                                    INC.



Thomas J. Bartos                    By: William B. Summers, Jr.
- ------------------------------         ------------------------------
                                    Its President
                                       ------------------------------
                                        William B. Summers, Jr.


Suzanne M. Christ                   And: Robert W. Green
- ------------------------------          ------------------------------
                                    Its  Senior Vice President
                                        ------------------------------
                                         Robert W. Green

STATE OF OHIO             )
                          ) SS:
COUNTY OF CUYAHOGA        )


     BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named St. Clair Management Co., an Ohio
corporation and agent for Ninth Street Limited Partnership, by   M.J. Cleary,
its   President         , and David W. Pancoast , its    Secretary          ,
who each acknowledged that they did sign the foregoing instrument on behalf of said corporation and that the same is their free act and deed individually and as such officers and the free act and deed of such corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this 21st day of July, 1994.



                                 Eleanor J. LeFevre
                                 --------------------------
                                 Notary Public
                                 My Commission Expires:  5/27/98
                                                       --------------------


STATE OF OHIO             )
                          ) SS:
COUNTY OF CUYAHOGA        )


     BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named McDonald & Company Securities, Inc., a Delaware
corporation, by  William B. Summers, Jr., its   President    ,
and Robert W. Green , its  Sr. V. P.   ,
who acknowledged that they did sign the foregoing instrument on behalf of said corporation and that the same is their free act and deed individually and as such officers and the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this 21st day of July, 1994.


                                 Angela R. Bruck
                                 --------------------------
                                 Notary Public
                                 My Commission Expires:  Sept. 25, 1995
                                                       -------------------

SDI2792L30309:91004:SDI-003B.DUP
tas 7/14/94